                                                                    Exhibit 10.6





                   ==========================================



                  GENEVA STEEL FUNDING CORPORATION, Transferor

                         GENEVA STEEL COMPANY, Servicer

                                      and

             BANKERS TRUST COMPANY, not in its individual capacity,
                             but solely as Trustee


                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST



                        POOLING AND SERVICING AGREEMENT



                          Dated as of November 4, 1994



                   ==========================================

                                                         TABLE OF CONTENTS


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                                                              ARTICLE I

                                                             DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                              ARTICLE II

                                                       TRANSFER OF RECEIVABLES  . . . . . . . . . . . . . . . . . . . . . . . .   2

         SECTION 2.01.  Transfer of Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         SECTION 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         SECTION 2.03.  Representations and Warranties of the Transferor Relating to the Transferor . . . . . . . . . . . . . .   4
         SECTION 2.04.  Representations and Warranties of the Transferor Relating to this Agreement and the Trust Assets  . . .   7
         SECTION 2.05.  Affirmative Covenants of the Transferor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 2.06.  Negative Covenants of the Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                             ARTICLE III

                                             ADMINISTRATION AND SERVICING OF RECEIVABLES  . . . . . . . . . . . . . . . . . . .  17

         SECTION 3.01.  Acceptance of Appointment and Other Matters Relating to the Servicer  . . . . . . . . . . . . . . . . .  17
         SECTION 3.02.  Servicing Compensation; Servicer's Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 3.03.  Representations and Warranties of the Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 3.04.  Covenants of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.05.  Reports and Records for the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.06.  Annual Certificate of Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.07.  Annual Servicing Report of Independent Public Accountants . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 3.08.  Tax and Usury Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.09.  Notices to Geneva Steel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 3.10.  Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 3.11.  Securities and Exchange Commission Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29




                                                    Table of Contents (cont'd)

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                                                              ARTICLE IV

                                                   RIGHTS OF CERTIFICATEHOLDERS AND
                                              ALLOCATION AND APPLICATION OF COLLECTIONS   . . . . . . . . . . . . . . . . . . .  29

         SECTION 4.01.  Rights of Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 4.02.  Establishment of Geneva Steel Collection Accounts and Concentration Account . . . . . . . . . . . . . .  30
         SECTION 4.03.  Allocation of Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


                                                              ARTICLE V

                                           DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS  . . . . . . . . . . . . . . . . . .  33

                                                              ARTICLE VI

                                                           THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 6.01.  The Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 6.02.  Authentication of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.03.  Registration of Transfer and Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.05.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 6.06.  Appointment of Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.07.  Access to List of Certificateholders' Names and Addresses . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.08.  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.09.  New Issuances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                             ARTICLE VII

                                               OTHER MATTERS RELATING TO THE TRANSFEROR . . . . . . . . . . . . . . . . . . . .  42

         SECTION 7.01.  Obligations not Assignable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.02.  Limitations on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.03.  Indemnification of the Trustee, the Trust and the Investor Certificateholders . . . . . . . . . . . . .  43

                                                             ARTICLE VIII

                                                OTHER MATTERS RELATING TO THE SERVICER  . . . . . . . . . . . . . . . . . . . .  45

         SECTION 8.01.  Liability of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45



                                                    Table of Contents (cont'd)


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         SECTION 8.02.   Merger or Consolidation of, or Assumption of the Obligations of, the Servicer  . . . . . . . . . . . .  46
         SECTION 8.03.   Limitations on Liability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 8.04.   Servicer Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 8.05.   The Servicer Not to Resign   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.06.   Examination of Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 8.07.   Utah Bank Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                              ARTICLE IX

                                                      EARLY AMORTIZATION EVENTS   . . . . . . . . . . . . . . . . . . . . . . .  49

         SECTION 9.01.   Early Amortization Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 9.02.   Additional Rights Upon the Occurrence of any Early Amortization Event  . . . . . . . . . . . . . . . .  51

                                                              ARTICLE X

                                                          SERVICER DEFAULTS   . . . . . . . . . . . . . . . . . . . . . . . . .  52

         SECTION 10.01.  Servicer Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 10.02.  Trustee to Act; Appointment of Successor Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 10.03.  Notification to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                              ARTICLE XI

                                                             THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         SECTION 11.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 11.02.  Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 11.03.  Trustee Not Liable for Recitals in Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 11.04.  Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 11.05.  Compensation; Trustee's Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 11.06.  Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 11.07.  Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 11.08.  Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 11.09.  Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 11.10.  Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 11.11.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 11.12.  Trustee May Enforce Claims Without Possession of Certificates  . . . . . . . . . . . . . . . . . . . .  66
         SECTION 11.13.  Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 11.14.  Rights of Certificateholders to Direct Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67



                                                    Table of Contents (cont'd)


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         SECTION 11.15.  Representations and Warranties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 11.16.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                                                             ARTICLE XII

                                                             TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

         SECTION 12.01.  Termination of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.02.  Final Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 12.03.  Transferor's Termination Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                             ARTICLE XIII

                                                       MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .  70

         SECTION 13.01.  Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 13.02.  Protection of Right, Title and Interest to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 13.03.  Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 13.04.  Governing Law; Jurisdiction; Consent to Service of Process . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 13.05.  Notices; Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 13.06.  Rule 144A Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 13.07.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 13.08.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 13.09.  Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 13.10.  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 13.11.  Nonpetition Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.12.  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.13.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.14.  Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.15.  Actions by Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 13.16.  Merger and Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 13.17.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 13.18.  Construction of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77



                                                    Table of Contents (cont'd)


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EXHIBITS
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Exhibit A                 Form of Transferor Certificate
Exhibit B                 Form of Annual Servicer's Certificate
Exhibit C                 Form of Geneva Steel Collection Account Letter



SCHEDULES
- ---------

Schedule I                Geneva Steel Collection Accounts
Schedule II               Credit Policy Manual
Schedule III              Locations of Receivables Records
Schedule IV               Information specified in Section 2.03(n)

                 POOLING AND SERVICING AGREEMENT, dated as of November 4, 1994 (as modified, amended, restated or supplemented from time to time, including, with respect to any Series or Class, by the related Supplement, the "Agreement") among GENEVA STEEL FUNDING CORPORATION ("GSFC"), a Utah corporation, as Transferor (the "Transferor"), GENEVA STEEL COMPANY ("Geneva Steel"), a Utah corporation, as Servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation, not in its individual capacity, but solely as Trustee (the "Trustee").

                 In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders to the extent provided herein:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01.  Definitions.    All capitalized terms used
herein but not defined shall have the meanings ascribed to them in Annex X attached hereto.

                 SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                 (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under GAAP or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained herein shall control.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

                                   ARTICLE II

                            TRANSFER OF RECEIVABLES

                 SECTION 2.01. Transfer of Receivables. (a) By execution of this Agreement, the Transferor does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein (the making of such transfer, assignment, set-over and conveyance being a "Transfer", and so to transfer, assign, set-over and otherwise convey being to "Transfer") to the Trustee on behalf of the Trust, for the benefit of the Certificateholders (each reference in this Agreement to each such Transfer to be construed accordingly):

                 (i) all of the Transferor's right, title and interest in, to and under all Transferor Receivables existing at the close of business on the Cut-Off Date and thereafter created from time to time, and conveyed to the Transferor under the Receivables Purchase Agreement from time to time, until the termination of the Revolving Period of the last outstanding Series, and all monies due or to become due and all Collections and other amounts received from time to time with respect to such Transferor Receivables and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables transferred hereunder) thereof; and

                 (ii) all of the Transferor's rights, remedies, powers and privileges under the Receivables Purchase Agreement.

Such property described in the preceding sentence, together with all monies from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in, each Geneva Steel Collection Account, the Concentration Account and any Series Account, and any Enhancements shall constitute the assets of the Trust (collectively the "Trust Assets").

                 The foregoing Transfer does not constitute and is not intended to result in an assumption by the Trust, the Trustee or any Certificateholder of any obligation of the Servicer, Geneva Steel, the Transferor or any other Person in connection with the Receivables or under the Receivables Purchase Agreement or under any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligor.

                 The Transferor agrees to record and file from time to time, at its own expense, financing statements and other documents (and amendments thereto, assignments thereof and continuation statements, when applicable) with respect to the Receivables and the other Trust Assets now existing and hereafter created meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Transfers of the Transferor Receivables and the other Trust Assets to the Trust, and to deliver a file-stamped copy of such a financing statement or other document or other evidence of such filing to the Trustee on or prior to the Closing Date. The Trustee shall be under no obligation whatsoever to file, or to monitor the status of, such financing statements, documents, amendments, assignments or continuation statements, or to make any other filing under the UCC in connection with such Transfer. The Trustee shall be entitled to rely conclusively on the filings made by or behalf of the Transferor without any independent investigation.

                 Geneva Steel and the Transferor further agree, at their own expense, at the time of transfer of each Transferor Receivable to indicate in their computer records that the Transferor Receivables have been sold, in the case of Geneva Steel, to the Transferor in accordance with the Receivables Purchase Agreement and conveyed, in the case of the Transferor, to the Trustee on behalf of the Trust in accordance with this Agreement for the benefit of the Certificateholders.

                 (b) The Trustee hereby agrees not to disclose to any Person any information delivered to the Trustee from time to time with respect to the Receivables or any Obligor provided, however, that the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Transferor or the Servicer, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Trustee's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or an Affiliate or an officer, director, employer or shareholder thereof is a party,
(D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Transferor or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by the Transferor or the Servicer or (iv) disclosure to the other parties to the transactions contemplated by the
Agreement.   The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information. The Trustee shall use its best efforts to provide the Transferor and the Servicer written notice at least five Business Days prior to any disclosure pursuant to this Section and in any event will provide written notice whenever disclosure is made.

                 SECTION 2.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest in and to the Trust Assets, now existing and hereafter created and transferred to the Trust pursuant to Section 2.01 and the Trustee declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders except for those certain Trust Assets which, pursuant to the applicable Supplement, shall be held for the benefit of the Certificateholders of a specified Series.

                 (b) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

                 SECTION 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust and the Trustee as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such Transfer, as of such date and with respect to any Series, as of the date of any Supplement and the related Closing Date, unless otherwise stated in such Supplement, that:

                 (a) Organization and Good Standing. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has full corporate power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the Receivables Purchase Agreement, and to execute and deliver the Certificates to the Trustee pursuant hereto.

                 (b) Due Qualification. The Transferor is duly qualified to do business and is in good standing as a corporation or foreign corporation, as applicable, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Transferor's ability to perform its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreement.

                 (c) Due Authorization. The execution, delivery and performance of this Agreement and the applicable Supplement and the Receivables Purchase Agreement by the Transferor, and the execution and delivery by the Transferor to the Trustee of the Certificates and the consummation by the Transferor of the transactions provided for in this Agreement and the applicable Supplement and the Receivables Purchase Agreement, have been duly authorized by all necessary corporate action on the part of the Transferor and this Agreement and the other documents and agreements executed in connection herewith have been duly executed and delivered on behalf of the Transferor.

                 (d) Enforceability. Each of this Agreement, the applicable Supplement and the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, (ii) general principles of equity (whether considered in a suit at law or in equity) and (iii) with respect to the Receivables Purchase Agreement only, as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court. The Receivables Purchase Agreement is in full force and effect, and is not subject to any dispute, offset, counterclaim or defense.

                 (e) No Conflict. The Transferor's execution and delivery of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates, performance of the transactions contemplated by this Agreement and the applicable Supplement and the Receivables Purchase Agreement, and fulfillment of the terms hereof and thereof applicable to the Transferor, do not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

                 (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor before any Governmental Authority which is reasonably likely to materially adversely affect the financial condition or operations of the Transferor or the Trust Assets or the ability of the Transferor to perform its obligations under this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates or which purport to affect the legality, validity or enforceability of this Agreement, the applicable Supplement, the Receivables Purchase Agreement and the Certificates.

                 (g) Consents. No authorization, consent, license, order or approval of, registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Transferor in connection with the execution and delivery of this Agreement, the applicable Supplement, the

Receivables Purchase Agreement and the Certificates by the Transferor or its performance of its obligations under this Agreement, the applicable Supplement and the Receivables Purchase Agreement or the transactions contemplated hereby and thereby except for (i) the filings of the financing statements or other documents required to have been filed on or prior to the Closing Date pursuant to Section 2.01, all of which were so filed and are in full force and effect, and (ii) the filing of any amendments, assignments or continuation statements which may become applicable pursuant to Section 2.01.

                 (h) Liens on Properties. Except as created hereby or by the Receivables Purchase Agreement, and except for Liens that will be terminated upon each transfer of Transferor Receivables on the Closing Date, there are no Liens of any nature whatsoever on any Transferor Receivable. The Transferor is not a party to any contract, agreement, lease or instrument (other than this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Transferor Receivable, or otherwise result in a violation of this Agreement.

                 (i) Contractual Obligations. (i) The Transferor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirements of Law, that would have a material adverse effect on the ability of the Transferor to carry out its obligations under this Agreement, the applicable Supplement or the Receivables Purchase Agreement, and (ii) neither the Transferor nor, to the best of the knowledge of the Transferor, any other party is in default in any respect under or with respect to the Receivables Purchase Agreement or any other material contract, agreement, lease or other instrument to which the Transferor is a party.

                 (j) Investment Company Act. The Transferor is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act.

                 (k) Locations. The chief place of business and chief executive office of the Transferor are located at the address of the Transferor referred to in Section 13.05, and the locations of the offices where the Transferor keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets are listed on Schedule III hereto (or at such other locations, notified to the Trustee in accordance with Section 2.05(d), in jurisdictions with respect to which all applicable action required by the last two paragraphs of Section 2.01(a) has been taken and completed).

                 (l) Tradenames. The legal name of the Transferor is as set forth on the signature page of this Agreement and the

Transferor has no tradenames, fictitious names, assumed names or "doing business as" names.

                 (m)  Subsidiaries.  The Transferor has no subsidiaries.

                 (n) Information. (i) Each certificate, information, exhibit, financial statement, document, book or record or report furnished by the Transferor to the Trustee or the Servicer in connection with this Agreement and
(ii) any information contained in the documents set forth in Schedule IV (as such Schedule may be updated from time to time by written notice from the Transferor to the Trustee and Servicer) hereto regarding the Transferor provided by the Transferor to Investor Certificateholders is accurate in all material respects as of its date, when considered as a whole with other such documents, and no such document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                 (o) Solvency. As of the date hereof and after giving effect to the transactions contemplated by this Agreement, the Transferor is solvent; the Transferor is currently repaying or refinancing all of its indebtedness on or before such indebtedness becomes due; and, after giving effect to the transactions contemplated by this Agreement, the applicable Supplement and the Receivables Purchase Agreement, the Transferor will have adequate capital to conduct its business as presently conducted.

                 (p) Compliance. The Transferor has complied in all material respects with all Requirements of Law with respect to it, its business and properties and all Receivables transferred to the Trust hereunder and the Contracts related thereto.

                 The representations and warranties set forth in this Section
2.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Providers. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 2.04. Representations and Warranties of the Transferor Relating to this Agreement and the Trust Assets. The Transferor hereby represents and warrants to the Trust and to the Trustee as of the date hereof and, by accepting on the date of the initial Transfer of Receivables the proceeds of such

Transfer, as of such date and, in the case of the representations and warranties contained in Sections 2.04(a) and (c) below, by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

                 (a) Valid Transfer. Other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, the Receivables Purchase Agreement creates a valid sale, transfer and assignment to the Transferor of, and the Transferor is the legal and beneficial owner of, all right, title and interest of Geneva Steel in and to the Transferor Receivables now existing and hereafter created during the Revolving Period and the proceeds thereof. Other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, this Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Transferor Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof or, if this Agreement does not constitute such a transfer and assignment, constitutes a valid grant to the Trust of a first priority perfected "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables and other Trust Assets created hereunder) in all right, title and interest of the Transferor in and to the Transferor Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreement, and in and to all other Trust Assets and the proceeds thereof which, in the case of existing Transferor Receivables and the other existing Trust Assets and the proceeds thereof, is enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity) by the Trustee upon execution and delivery of this Agreement, and which, in the case of the Transferor Receivables and all other Trust Assets hereafter created and the proceeds thereof, will be enforceable (except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity) by the Trustee upon such creation. Upon the filing of the financing statements and, in the case of the Transferor Receivables hereafter created and the proceeds thereof, upon the creation thereof and payment therefor, the Trustee on behalf of the Trust shall have an ownership or first priority perfected security interest in those Trust Assets in which a security interest may be perfected by filing and the proceeds thereof. The Transferor has caused the Servicer to clearly and unambiguously mark all its computer records and all its microfiche storage files, if any, regarding such Transferor Receivables as the property of the Trustee on behalf of the Trust and shall cause the Servicer to maintain such records in a manner such that the Trust's perfected interest of first priority in the Transferor Receivables shall not be adversely affected in any material respect.

                 (b) No Claim or Interest. Except as otherwise provided in this Agreement and the applicable Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Geneva Steel Collection Account, the Concentration Account or any Series Account.

                 (c) Outstanding Balance; Net Receivables Balance. As of the Closing Date and on each Series Issuance Date, the Net Receivables Balance is at least equal to the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account for each Series and (B) the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to each such Series).

                 (d) Liens. Each Transferor Receivable and all other Trust Assets have been Transferred to the Trust free and clear of any Lien except as created hereby or by the Receivables Purchase Agreement.

                 (e) Investment Company Act. Each Transfer of Transferor Receivables to the Trust hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise or services within the meaning of Section 3(c)(5) of the Investment Company Act.

                 (f) Offering of Certificates. Neither the Transferor nor any agent acting on its behalf has, directly or indirectly, offered any Certificate or any similar security of the Transferor for sale to, or solicited any offer to buy any Certificate or any similar security of the Transferor from, or otherwise approached or negotiated with respect thereto, with any Person which, and neither the Transferor nor any agent acting on its behalf has taken or will take any action which, would subject the issuance or sale of any Certificate to the provisions of Section 5 of the

Act or to the qualification provisions of any securities or blue sky law of any applicable jurisdiction.


                 The representations and warranties set forth in this Section
2.04 shall survive the Transfer of the Transferor Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Provider. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 2.05. Affirmative Covenants of the Transferor. The Transferor hereby covenants that, until the termination of the Amortization
Period:

                 (a) Compliance with Law. The Transferor will comply in all material respects with all Requirements of Law applicable to the Transferor, its business and properties and the Trust Assets, where failure to so comply is reasonably likely to have a material adverse effect on the Trust Assets or the ability of the Transferor to perform in any material respects its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreement.

                 (b) Preservation of Corporate Existence. The Transferor will preserve and maintain its corporate existence, rights, franchises and privileges, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such qualification would materially and adversely affect (i) the interests of the Trust, the Trustee or of the Investor Certificateholders hereunder or in the Trust Assets, (ii) the collectability of the Transferor Receivables or (iii) the ability of the Transferor to perform its obligations hereunder, under the applicable Supplement or under the Receivables Purchase Agreement.

                 (c) Keeping of Records and Books of Account. The Transferor will (i) keep proper books of record and account, which shall be maintained by the Transferor and shall be separate and apart from those of any Affiliate of the Transferor, in which full and correct entries shall be made of all financial transactions and the assets and business of the Transferor in accordance with GAAP consistently applied, and (ii) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate photocopies of records evidencing the Transferor Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferor Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferor Receivable and all Collections of and adjustments to each existing Transferor Receivable).

                 The Transferor shall provide to the Trustee access to the documentation regarding the Transferor Receivables in such cases where the Trustee is required, in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable written request, (ii) during normal business hours, and (iii) subject to the Transferor's customary security and confidentiality procedures.

                 (d) Location of Records. The Transferor will keep its chief place of business and chief executive office, and the office where it keeps the books, records and documents regarding the Trust Assets, at the address of the Transferor referred to in Section 13.05 or, upon 10 days' prior written notice to the Trustee, at any other location within the United States with respect to which all applicable action required by the last two paragraphs of Section 2.01(a) shall have been taken and completed.

                 (e) Maintenance of Separate Director. The Transferor will maintain at least one independent director who is not an officer, director or employee of (i) Geneva Steel or (ii) any Affiliate (other than the Transferor), or a parent, child, spouse or sibling of any such Person; provided, however, that if such independent director dies or resigns, the Transferor shall have 30 days to replace such person with another independent director.

                 (f) Payment of Taxes, Etc. The Transferor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such nonpayment is not reasonably likely to subject any Indemnified Party to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interests covered hereunder or under the Receivables Purchase Agreement, (ii) the charge or levy is being contested in good faith and by proper proceedings and (iii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by GAAP.

                 (g)      Reporting Requirements.  The Transferor will:

                               (i) within one Business Day after a Responsible Officer of the Transferor becomes aware of the occurrence of any Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, notify the Trustee of such occurrence;

                              (ii) as soon as possible and in any event (A) within 5 Business Days after a Responsible Officer of the Transferor becomes aware of the occurrence of each Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period, and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, furnish to the Trustee the statement of the chief administrative and credit officer or other Responsible Officer of the Transferor setting forth details of such Early Amortization Event, Partial Amortization Period or Cure Period commencement or event and the action which the Transferor has taken and proposes to take with respect thereto, and (B) within 5 Business Days after the occurrence thereof, notify the Trustee of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Transferor to perform its obligations under this Agreement or the Receivables Purchase Agreement; and

                             (iii) promptly, from time to time, furnish to the Trustee such other information, documents, records or reports respecting the Transferor Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request.

                 (h) Receivables Purchase Agreement. The Transferor will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce its rights under the Receivables Purchase Agreement substantially in accordance with its terms and comply with its obligations under Contracts giving rise to Transferor Receivables.

                 (i) UCC Opinion. On or before March 31 of each calendar year, beginning with March 31, 1995, the Transferor shall deliver to the Trustee an Opinion of Counsel to the effect that no financing statements or continuation statements, other than those currently filed, are necessary to be filed by the Transferor or the Servicer in order to fully preserve and protect the interest of the Trust, the Trustee, Transferor or any of the

Certificateholders hereunder in and to the Transferor Receivables or describing such filings as may be necessary.

                 (j) Rating Maintenance. For so long as the Investor Certificates of any Series are outstanding and to the extent any Series is then rated by any Rating Agency, the Transferor shall use all reasonable efforts to cause each Rating Agency to maintain its rating of the Investor Certificates of each such Series; provided, however, that such efforts shall not require the Transferor to adversely affect its economic position.

                 (k) ERISA. The Transferor shall promptly give the Trustee notice of the following events, as soon as possible and in any event within 30 days after the Transferor or any of its ERISA Affiliates knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributed, or any withdrawal from, or the termination, reorganization or Insolvency Event of any Multiemployer Plan to which the Transferor or any of its ERISA Affiliates contributes or to which contributions have been required to be made by the Transferor or such ERISA Affiliate or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Transferor or any of its ERISA Affiliates or any such Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization or Insolvency Event of, any such Plan or Multiemployer Plan.

                 (l) Repurchase. In the event (a) any Receivable classified as an "Eligible Receivable" by the Transferor in any document or report delivered hereunder fails to satisfy the requirements of eligibility contained in the definition of Eligible Receivable, (b) such failure cannot be cured by the Business Day following the first day on which a Responsible Officer of the Transferor has knowledge thereof and (c) such failure causes the Net Receivables Balance to be less than the Required Net Receivables Balance, the Transferor shall repurchase an amount of such Receivables (each, a "Reconveyed Receivable") from the Trust such that the payment for such Reconveyed Receivables is sufficient to cause the Net Receivables Balance to be equal to or greater than the Required Net Receivables Balance. The Servicer shall deduct the unpaid balance of each such Reconveyed Receivable from the balance of Eligible Receivables in the Trust and on and after the date of such removal, each Reconveyed Receivable so removed shall not be included in the calculation of the Net Receivables Balance until such time as such Receivable shall again be classified as a Transferor Receivable. As payment for each such Reconveyed Receivable, the Transferor shall make or cause to be made a deposit in immediately available funds in the Reserve Account of each outstanding Series in an amount equal to such Series' pro rata share of the aggregate of the unpaid principal balances of such

Reconveyed Receivables or portion thereof. The Transferor shall make such deposit, or cause such deposit to be made, by the close of business on the Business Day following the first day a Responsible Officer of the Transferor has knowledge of the occurrence of the events set forth in clauses (a), (b) and
(c) above with respect to such Receivables. Such deposit shall be considered payment in full for each such Reconveyed Receivable during the Collection Period in which such payment occurs. Upon each removal of a Reconveyed Receivable from the Trust, the Trustee on behalf of the Trust shall automatically and without further action be deemed to transfer, assign, set-over and otherwise convey to or upon the order of the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Reconveyed Receivable and Collections with respect thereto and all proceeds thereof. Collections related to Reconveyed Receivables shall be deposited by the Trustee to the Transferor Account as instructed by the Servicer. The Trustee on behalf of the Trust shall execute such documents and instruments of transfer or assignment as shall be prepared by the Transferor or the Servicer, and shall take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such Reconveyed Receivable pursuant to this Section 2.05(l). The obligation of the Transferor set forth in this Section 2.05(l) shall constitute the sole remedy respecting the occurrence of the events set forth in clauses (a), (b) and (c) above with respect to such Receivable available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.


                 SECTION 2.06. Negative Covenants of the Transferor. The Transferor hereby further covenants that, unless it shall have received the written consent of the Majority in Interest of each outstanding Series and the Rating Agency Condition shall have been satisfied (to the extent any Series is then rated by a Rating Agency), until all Series are no longer outstanding under the related Supplement:

                 (a) No Liens. Except for the Transfer hereunder and the security interest granted pursuant to Section 2.01(a), the Transferor will not sell, pledge, assign or transfer any Transferor Receivable or any interest therein or any other Trust Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor (other than the Transferor Certificate, any Supplemental Certificate and funds deposited to the Transferor's Account pursuant to the applicable Supplement or the Transferor Certificate), whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

                 (b) Activities of the Transferor. The Transferor will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by this Agreement or the Receivables Purchase Agreement or any document related hereto or thereto or incidental to its ability to carry out its obligations under such agreements.

                 (c) Indebtedness. Except as provided herein or in the Receivables Purchase Agreement or as contemplated thereby or hereby, the Transferor will not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of or incidental to its obligations under this Agreement) or sell or transfer any receivables to a trust or other Person which issues securities in respect of any such receivables.

                 (d) Guarantees. Except as provided for herein, the Transferor will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

                 (e) Investments. The Transferor will not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except for purchases of Transferor Receivables pursuant to the terms of the Receivables Purchase Agreement and investments in Eligible Investments in accordance with the terms of this Agreement.

                 (f)      Extension or Amendment of Transferor Receivables.
The Transferor will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Servicer) the terms of any Transferor Receivable, or extend, amend, modify or waive (or consent or fail to object to any such extension, amendment, modification or waiver by the Servicer) any payment term or condition of any Contract related thereto (other than, in each case above, as provided in the Credit Policy Manual) if the effect of such extension, amendment, modification or waiver is reasonably likely to impair materially the collectability or delay the payment of any then existing Transferor Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

                 (g)      Change in Corporate Name.  The  Transferor will not
(i) make any change to its name, identity, structure or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names unless, prior to the effective date of any such change or use, the Transferor delivers an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, and such financing statements (Forms UCC-1 and UCC-3) executed by the Transferor which reflect such change or use, together with such other documents and instruments that are required in connection therewith or (ii) change its jurisdiction of formation unless the Trustee shall have received from the Transferor (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, if requested by the Trustee, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such formation, the Transferor's valid existence and good standing.

                 (h) Receivables Purchase Agreement. The Transferor will not (i) cancel or terminate the Receivables Purchase Agreement or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Purchase Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Purchase Agreement or (iv) take any other action under the Receivables Purchase Agreement not required by the terms thereof, in each case, to the extent that it would impair the value of any Trust Asset or impair in any material respect the rights or interests of the Transferor thereunder or of the Trustee or the Investor Certificateholders hereunder or thereunder.

                 (i) Organization. Except as permitted by Section 2.06(g), 2.06(k) or as required to comply with the applicable Requirements of Law, or, with respect to the bylaws, to the extent such action is not likely to have a material adverse effect on the Investor Certificateholders, the Transferor will not amend its articles of incorporation or bylaws.

                 (j) Maintenance of Separate Existence. The Transferor will not (i) fail to do all things necessary to maintain its existence as a corporation separate and apart from Geneva Steel and any Affiliate of Geneva Steel, and any Affiliate of the Transferor including, without limitation, maintaining all correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and Board of Directors and maintaining appropriate books and records; (ii) suffer any limitation on the authority of its directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible;

(iii) fail to (A) maintain or cause to be maintained by the Transferor or an agent of the Transferor physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its assets from those of any other Person, and (E) maintain offices through which its business is conducted separate from those of Geneva Steel and any Affiliates of Geneva Steel and any Affiliates of the Transferor (provided that, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its share of such expenses); or (iv) commingle its funds with those of Geneva Steel or any Affiliate of Geneva Steel or any Affiliates of the Transferor, or use its funds for other than the Transferor's uses; provided, however, that proceeds of certain accounts receivable belonging to Geneva Steel may from time to time be deposited into the Geneva Steel Collection Accounts, the Transferor Account, or the Concentration Account.

                 (k) Ownership; Merger. The Transferor will not (i) sell any shares of any class of its capital stock to any Person (other than Geneva Steel), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein), provided, that the Transferor shall not be prohibited from transferring or pledging the Transferor Certificate, or (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution), or (iii) pledge its capital stock, or (iv) acquire or be acquired by any Person, except indirectly in connection with a consolidation, merger or transfer of stock of Geneva Steel (which consolidation or merger shall be permitted by Section 8.02 if Geneva Steel is then serving as the Servicer), in connection with which the Trustee shall have received an Opinion of Counsel, which counsel is not an employee of Geneva Steel or any of its Affiliates, that such consolidation or merger does not affect the separate corporate existence of the Transferor.


                                  ARTICLE III

                  ADMINISTRATION AND SERVICING OF RECEIVABLES

                 SECTION 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer. (a) Geneva Steel agrees to act as the Servicer under this Agreement (subject to Article X) and the Certificateholders by their acceptance of the Certificates consent to Geneva Steel so acting as Servicer. The

Servicer, in such capacity, hereby disclaims all right, title and interest in and to the Transferor Receivables and the proceeds thereof, except for the payment of its fees and expenses hereunder.

                 (b) The Servicer shall (subject to Article X) enforce the Trust's respective rights and interests in, to and under the Transferor Receivables and the other Trust Assets on behalf of the Trust. The Servicer, on behalf of the Trustee, shall service, administer and collect the Transferor Receivables and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to attempt to collect each Transferor Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy Manual.

                 (c) Provided no Early Amortization Event or Servicer Default shall have occurred and be continuing, and no Partial Amortization Period shall have commenced and be continuing, the Servicer may, in accordance with the Credit Policy Manual, extend the maturity, adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any Contract related thereto, all as it may determine to be appropriate to maximize Collections thereof, to the extent permitted by Section 3.04(d) provided that, for all purposes hereunder, any such Transferor Receivable which is otherwise a Defaulted Receivable shall remain a "Defaulted Receivable" in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid or charged off as uncollectible.

                 (d) The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered (i) to instruct the Trustee to make withdrawals and payments from the Concentration Account, subject to the limitations set forth in Section 4.02 and as otherwise set forth in this Agreement, (ii) to instruct the Trustee to make withdrawals and payments from the Series Accounts, subject to the limitations set forth in Section 4.02 and as otherwise set forth in this Agreement, (iii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements, and (v) only upon satisfaction of the Rating Agency Condition (to the extent that any Series is then rated by a Rating Agency) to subcontract with any other Person (at the Servicer's expense) for servicing, administering or collecting the Transferor Receivables, provided that such Person shall not become Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and such documents shall be acceptable in form and substance to the Trustee. The Trustee shall, upon the written request of the Servicer, furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                 (e) The Servicer shall not, and no Successor Servicer shall be obligated to, use separate servicing procedures, offices, employees or accounts for servicing the Transferor Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other trade receivables or its business in general.

                 (f) The relationship of the Servicer (and of any successor to the Servicer under this Agreement) to the Trust and the Trustee under this Agreement is intended by the parties to be that of an independent contractor to the Trust and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer are in any way attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of Article X.

                 SECTION 3.02.    Servicing Compensation; Servicer's Expenses.

                 (a) Compensation. As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Collection Period (or portion thereof) from the Closing Date until the termination of the Amortization Period, payable in arrears on the Distribution Date with respect to such Collection Period (or portion thereof), in an amount equal to the aggregate of the Series Servicing Fees specified in the Supplements. In the case of any Servicer other than Geneva Steel or any Affiliate thereof, the Servicing Fee may be a higher fee, as shall be agreed to by the Trustee in its sole discretion, but in no event in excess of a per annum fee equal to 1.00% of the Trust Invested Amount. The Servicing Fee shall be payable only from Investor

Collections pursuant to, and subject to the priority of payment set forth in, the Supplements.

                 (b) Expenses. The Servicer's expenses include first, the Trustee's Fee (to the extent not paid from Collections); then, all documented expenses and liabilities of the Trust (other than any liability of the Trust with respect to any amount payable solely out of Collections or any personal liability of the Trust to repay the Certificates) not expressly stated herein to be for the account of the Certificateholders (including, without limitation, the other amounts due to the Trustee pursuant to Section 11.05), the reasonable fees and disbursements of independent accountants and counsel, all fees and expenses incurred by or on behalf of the Servicer in connection with its servicing activities hereunder (including, without limitation, expenses related to enforcement of the Transferor Receivables and the costs of a Service Transfer) or otherwise in connection herewith, and other fees and documented expenses (including, without limitation, the costs of filing UCC continuation statements); provided that, in no event shall the Servicer be liable for any federal, state or local income, franchise or other tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. Such expenses shall be payable, first, from the Servicing Fee, and, second, to the extent not paid from the Servicing Fee, by the Transferor for its own account, and, third, to the extent the Transferor shall fail to pay any of such expenses, by the Servicer for its own account, provided, that the Servicer shall not be entitled to any payment or any fee or other payment from, or claim on, any of the Trust Assets, other than the Servicing Fee. The Transferor's and Servicer's obligation to pay the expenses and disbursements provided for in this Section 3.02(b) shall survive the termination of this Agreement.

                 SECTION 3.03. Representations and Warranties of the Servicer. Geneva Steel, as initial Servicer, and in such capacity, hereby makes, and each Successor Servicer by acceptance of its appointment hereunder shall make, the following representations and warranties, in the case of the initial Servicer, as of the date hereof and as of the date of the initial Transfer of Transferor Receivables and with respect to any Series as of the date of any Supplement and the related Closing Date or, in the case of any Successor Servicer, the date of such appointment and, with respect to any Series issued after such date, as of the date of the related Supplement and the related Closing Date, in each case unless otherwise stated in such Supplement:

                 (a) Organization and Good Standing. The Servicer and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the applicable laws of its jurisdiction of organization or incorporation and has full corporate power and authority to own its properties and conduct its business (in the case of the Servicer, including its receivables servicing business) as such properties are presently owned and as such business is presently conducted and, in the case of the Servicer, as is proposed to be conducted under this Agreement and the Receivables Purchase Agreement, and, in the case of the Servicer, to execute, deliver and perform its obligations under this Agreement and the applicable Supplement.

                 (b) Due Qualification. The Servicer and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals, in each jurisdiction in which the servicing of the Receivables in accordance with the terms of this Agreement and any Supplement requires such qualification, except where failure to so qualify or to obtain such licenses or approvals would not have a material adverse effect on the Servicer's ability to perform its obligations under this Agreement and the applicable Supplement.

                 (c) Due Authorization. The Servicer's execution, delivery and performance of this Agreement and the applicable Supplement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby and thereby have been duly authorized by all necessary corporate action.

                 (d) Binding Obligation. Each of this Agreement and the applicable Supplement constitutes a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws now and hereafter in effect affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                 (e) No Conflict. The Servicer's execution and delivery of this Agreement, performance of the transactions contemplated by this Agreement and the applicable Supplement, and fulfillment of the terms hereof and thereof applicable to the Servicer, do not conflict with or violate in any material respects any Requirements of Law applicable to the Servicer, or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

                 (f) No Proceedings. There are no proceedings or, to the best knowledge of the Servicer, investigations pending or threatened against the Servicer before any Governmental Authority (i) asserting the illegality, invalidity or unenforceability or seeking any determination or ruling, (ii) seeking to prevent, the consummation of any of the transactions contemplated by this Agreement and the applicable Supplement, or (iii) seeking any determination or ruling, in each case of (i), (ii) and (iii) above, that is reasonably likely to materially and adversely affect, respectively, the legality, binding effect, validity or enforceability of, consummation of any transactions contemplated by, or performance by the Servicer of its obligations under, this Agreement and the applicable Supplement.

                 (g) No Consents. No authorization, consent, license, order or approval of or registration or declaration with any Governmental Authority is required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and the applicable Supplement by the Servicer or the performance of its obligations hereunder and thereunder.

                 (h) Geneva Steel Collection Accounts. The names, addresses and ABA numbers of all the Geneva Steel Collection Account Banks, the account numbers of the Geneva Steel Collection Accounts, the name of a contact person at such Geneva Steel Collection Account Bank, the name, address and ABA numbers of the Concentration Account Bank and the account number and the name of a contact person for the Concentration Account are specified in Schedule I hereto.

                 (i) Payment Instructions. The Servicer has notified the Obligor on each Transferor Receivable to make payments on such Transferor Receivable to one of the Geneva Steel Collection Accounts.

                 (j) Daily Reports and Determination Date Certificates. Each Daily Report and Determination Date Certificate delivered by the Servicer pursuant to this Agreement shall be true and correct in all material respects as of the date such report or certificate is delivered.

                 (k) Servicer Default. No Servicer Default has occurred and is continuing.

                 The representations and warranties set forth in this Section
3.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon a discovery by the Transferor, the Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties. The Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

                 SECTION 3.04. Covenants of the Servicer. The Servicer, in such capacity, hereby covenants that, until the termination of the Amortization
Period:

                 (a) Change in Accounts. The Servicer will not (i) terminate and substitute any Concentration Account (or make any change in its instructions to Geneva Steel Collection Account Banks regarding payments to be made to the Concentration Account) except as required pursuant to Section 4.02 or any Reserve Account except as required pursuant to the applicable Supplement or (ii) add or terminate any institution as a Geneva Steel Collection Account Bank from those listed in Schedule I hereto, except as otherwise permitted pursuant to Section 4.02 or unless the Trustee shall have received notice of such addition, termination or change and executed copies of Geneva Steel Collection Account Letters to each new Geneva Steel Collection Account Bank.

                 (b) Collections. In the event that the Servicer or any Affiliate thereof receives any Collections, the Servicer agrees to hold, or cause such Affiliate to hold, all such Collections in trust and to deposit, or cause such Affiliate to deposit, such Collections to the appropriate Geneva Steel Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof.

                 (c) Compliance with Requirements of Law. The Servicer will duly satisfy in all material respects all obligations on its part to be fulfilled under or in connection with each Transferor Receivable, will maintain in effect all material qualifications required under Requirements of Law in order to service each Transferor Receivable and will comply in all material respects with all other Requirements of Law in connection with servicing each Transferor Receivable.

                 (d) Extension or Amendment of Transferor Receivables. Subject to Section 3.01(c), the Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by Geneva Steel or the Transferor) the terms of any then existing Transferor Receivable, or extend, amend, modify or waive (or consent or fail to object to any such extension, amendment, modification or waiver by Geneva Steel or the Transferor) any payment term or condition of any Contract related thereto if the effect of any such extension, amendment, modification or waiver would materially impair the collectability or delay the payment of any Transferor Receivable, in each case above, in a manner inconsistent with the Credit

Policy Manual but in no event beyond 60 days from date of invoice or except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this Section 3.04(d), the Servicer may extend, amend, modify, cancel or rescind any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of the Certificateholders.

                 (e) Protection of Certificateholders' Rights. Except as authorized by this Agreement and the applicable Supplement, the Servicer will not take any action which, or omit to take any action the omission of which, would materially impair the rights of Certificateholders in any Transferor Receivable or Trust Asset.

                 (f) Deposits to Concentration Account, any Series Account or any Geneva Steel Collection Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit, to the Concentration Account, any Geneva Steel Collection Account or any Series Account cash or cash proceeds other than Collections or Cure Funds; provided, however, that proceeds of certain accounts receivable belonging to Geneva Steel may from time to time be deposited into the Geneva Steel Collection Accounts, the Concentration Account or the Transferor Account.

                 (g) Transferor Receivables Not to Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Transferor Receivable to be evidenced by any "instrument" (as defined in the UCC of the State the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Transferor shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

                 (h) Reporting Requirements. The Servicer will furnish to the Trustee:

                          (i) within one Business Day after a Responsible Officer of the Servicer becomes aware of the occurrence of a Servicer Default, any Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period and each event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, notification of such occurrence;

                         (ii) as soon as possible and in any event (A) within 5 Business Days after a Responsible Officer of the Servicer becomes aware of the occurrence of a Servicer

         Default, any Early Amortization Event, the commencement of a Partial Amortization Period or Cure Period, and each event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default, the statement of the chief financial officer or chief accounting officer or other Responsible Officer setting forth details of such Servicer Default or Early Amortization Event or Partial Amortization Period or Cure Period commencement or event and the action which the Servicer has taken and proposes to take with respect thereto, and (B) within 5 Business Days after the occurrence thereof, notice of any other event, development or information which is reasonably likely to materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement; and

                    (iii) promptly, from time to time, such other information, documents, records or reports within its possession respecting the Transferor Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Servicer as the Trustee may from time to time reasonably request.

                 The Servicer shall provide to the Trustee access to the documentation regarding the Transferor Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, and (iii) subject to the Servicer's normal security and confidentiality procedures.

                 (i) Filing of Continuation Statements. The Servicer shall prepare and file such continuation statements and other documents reasonably requested by the Trustee, Transferor or any of the Certificateholders or which may otherwise be required by law to fully preserve and protect the interest of the Trustee, Transferor or any of the Certificateholders hereunder in and to the Transferor Receivables.

                 (j) Changes in Geneva Steel Credit Policy Manual. The Servicer shall comply with and perform its servicing obligations with respect to the Transferor Receivables in accordance with the Credit Policy Manual, except insofar as any failure to so comply or perform would not materially and adversely affect the Certificateholders. Subject to compliance with all Requirements of Law, the Transferor or the Servicer, as applicable, may change the terms and provisions of the Credit Policy Manual, provided, however, that
(i) with respect to a material change of collection policies, each Rating Agency Condition (to the extent that any outstanding Series is then rated by a Rating Agency) is satisfied and (ii) with respect to a material change of collection procedures, no material and adverse effect on any Series of Certificates would result.

                 (k)      Change in Corporate Name.  The Servicer will not
(i) if the Servicer is Geneva Steel, make any change to its company name or principal place of business or use any tradenames, fictitious names, assumed names or "doing business as" names for such company's business operations other than "Geneva Steel" unless, prior to the effective date of any such change or use, the Servicer delivers to the Trustee such financing statements (Forms UCC-1 and UCC-3) executed by the Servicer which are required to reflect such name change, change in principal business, or use, together with such other documents and instruments that the Trustee may reasonably request in connection therewith or (ii) change its jurisdiction of incorporation unless the Trustee shall have received from the Servicer (A) written notice of such change at least 30 days prior to the effective date thereof, and (B) prior to the effective date thereof, an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, as to such incorporation and the Servicer's valid existence and good standing.

                 (l) Credit and Collection Policies. The Servicer will comply in all material respects with the Credit Policy Manual in regard to each Transferor Receivable subject to Section 3.04(j).

                 (m) Receivables Purchase Agreement. The Servicer will at its expense timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreement, maintain the Receivables Purchase Agreement in full force and effect, enforce its rights under the Receivables Purchase Agreement in accordance with its terms, and make to any party to the Receivables Purchase Agreement, upon the Trustee's request, such reasonable demands and requests for information and reports or for action as the Servicer is entitled to make thereunder.

                 (n) Notice to Obligors. The Servicer will notify the Obligor on each Transferor Receivable conveyed to the Trust on or after the Closing Date to make payments on such Transferor Receivable to one of the Geneva Steel Collection Accounts.

                 (o) Application of Transferor Receivables. On each Business Day, the Servicer shall apply all Collections received in the Geneva Steel Collection Accounts on such day to the related Transferor Receivables balances on the records of the Servicer prior to the preparation of the Daily Report on the immediately following Business Day; provided that the Servicer shall use its best efforts to apply any such funds within five (5) Business Days after receipt thereof.

                 SECTION 3.05.  Reports and Records for the Trustee.

                 (a) Daily Records. On each Business Day, the Servicer shall provide by telecopy to the Trustee, and, upon request, to any Enhancement Provider and each Investor Certificateholder, the Daily Report and, to the extent not covered in the Daily Report, a record setting forth (i) the Collections in respect of the Transferor Receivables processed by the Servicer on the immediately preceding Business Day, (ii) the amount of Eligible Receivables as of the close of business on the immediately preceding Business Day and (iii) the Floating Allocation Percentage for each Series at the close of business on the immediately preceding Business Day.

                 (b) Determination Date Certificate. On or before each Determination Date with respect to each outstanding Series, the Servicer shall deliver by telecopy to each Rating Agency (to the extent such Series is then rated) and the Trustee, and the Trustee shall deliver to each Investor Certificateholder, a Determination Date Certificate for such Determination Date substantially in the form set forth in the related Supplement.

                 SECTION 3.06. Annual Certificate of Servicer. On or before December 31 of each calendar year, beginning with December 31, 1995, the Servicer shall deliver to the Trustee, each Rating Agency (to the extent such Series is then rated) and each Enhancement Provider, an Officer's Certificate, executed by the chief financial officer of the Servicer, substantially in the form of Exhibit B hereto. A copy of each such certificate will be sent to each Investor Certificateholder by the Trustee.

                 SECTION 3.07. Annual Servicing Report of Independent Public Accountants. (a) On or before December 31 of each calendar year, beginning with December 31, 1995, the Servicer shall cause a firm of Independent Public Accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, each Rating Agency (to the extent such Series is then rated by a Rating Agency) and each Enhancement Provider substantially to the effect that
(i) such accountants have examined certain documents and records relating to the servicing of Transferor Receivables under this Agreement, compared the information contained in the Servicer's certificates delivered pursuant to
Section 3.05(b) during the period covered by such report with such documents and records and that, on the basis of such examination, and subject to such limitations and qualifications as may be reasonably set forth in such report, such accountants are of the opinion that the servicing has been conducted substantially in compliance with the terms and conditions as set forth in Articles III and IV of this Agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and

(ii) such accountants have compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered pursuant to Section 3.05(b) during the period covered by such report with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. The Trustee will send a copy of each such report to each Investor Certificateholder.

                 (b) As soon as practicable and in any event within 120 days after the close of each of its fiscal years commencing with 1994, each of the Servicer and the Transferor shall deliver to each Rating Agency (to the extent such Series is then rated by a Rating Agency) the annual audited consolidated financial statements of Geneva Steel (including balance sheets as of the end of such period, related revenue and expense statements, and a statement of cash flows) certified by Independent Public Accountants and prepared in accordance with GAAP.

                 SECTION 3.08. Tax and Usury Treatment. The Transferor has entered into this Agreement, and the Investor Certificates have been (or will be) issued to and acquired by the Investor Certificateholders, with the intention that, for federal, state, foreign and local income and franchise tax and usury law purposes, the Investor Certificates will be indebtedness of the Transferor (or, if so provided in a Supplement, as an interest in a partnership) secured by the Transferor Receivables. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of its Certificate, agree to treat the Certificates for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income and usury law purposes as indebtedness of the Transferor.
In accordance with the foregoing, the Transferor agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Transferor Receivables. Furthermore, the Trustee hereby agrees to treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust (except as may be required as a result of changes in law about which a Responsible Officer of the Trustee has knowledge; provided that the Trustee is under no obligation to monitor such changes in the law).

                 SECTION 3.09. Notices to Geneva Steel. In the event that Geneva Steel is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Geneva Steel and the Transferor each certificate and report required to be delivered thereafter pursuant to Sections 3.05, 3.06 and 3.07.

                 SECTION 3.10. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount so deposited or paid to correct such mistake and send written notice thereof to the Trustee. If the Servicer provides written notice to the Trustee with regard to any overpayment, the Trustee shall promptly refund any such overpayment to the Servicer in accordance with the Servicer's instructions. Any Transferor Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                 SECTION 3.11. Securities and Exchange Commission Filings. For so long as Geneva Steel is the Servicer, the Servicer shall deliver to the Trustee copies of each report of the Servicer or any of its Affiliates filed with the Securities and Exchange Commission on Forms 10-K and 10-Q promptly after any such filing has been made.


                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                   ALLOCATION AND APPLICATION OF COLLECTIONS

                 SECTION 4.01. Rights of Certificateholders. (a) The Investor Certificates shall represent fractional undivided beneficial interests in the Trust Assets allocable to the related Series (with respect to each Series, the "Certificateholders' Interest"), which shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Concentration Account allocable to Certificateholders of such Series, funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively with respect to all Series, the "Aggregate Certificateholders' Interest"), it being understood that the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series or Class. The Transferor Certificate shall represent the fractional undivided beneficial interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Aggregate Certificateholders' Interest, including the right to receive Collections with respect to the Transferor Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that the Transferor Certificate shall not represent any interest in the Concentration Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

                 (b) The Floating Allocation Percentage for each Series and the Transferor Percentage shall be initially computed by the Servicer as of the opening of business of the Servicer on the Closing Date. Thereafter, until the commencement of the Amortization Period or a Partial Amortization Period, the Floating Allocation Percentage for each Series and the Transferor Percentage, and through the recomputations thereof, the Certificateholders' Interest for each Series and the Transferor Interest shall be automatically recomputed by the Servicer as of the close of business of the Servicer on each Business Day. Each of the Certificateholders' Interests, the Floating Allocation Percentage for each Series, the Transferor Interest and the Transferor Percentage (i) shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Servicer on the day on which the Amortization Period or Partial Amortization Period commences, shall remain constant at all times during the Amortization Period or a Partial Amortization Period.

                 SECTION 4.02. Establishment of Geneva Steel Collection Accounts and Concentration Account. (a) On or prior to the Closing Date, the Servicer, for the benefit of the Certificateholders, shall establish and maintain, or cause to be established and maintained, with an Eligible Institution a segregated trust account in the name of the Trustee, accessible by the Trustee and, subject to the limitations set forth in this Section 4.02, the Servicer (such account being the "Concentration Account" and such institution holding such account being the "Concentration Account Bank"). Such account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account and in all proceeds thereof. The Concentration Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Concentration Account for any amount owed to it by the Trustee, the Trust or any Certificateholder. Geneva Steel will deposit any Collections received by it into a Geneva Steel Collection Account within two Business Days following the Business Day on which such Collections are so received or, if such day is not a Business Day, the Business Day following such day. The Servicer shall deposit, or cause to be deposited, Collections into the Concentration Account by the close of business on the day of receipt thereof as available funds in a Geneva Steel Collection Account. Notwithstanding the foregoing, if and to the extent that funds that are not Collections are deposited into the Concentration Account, the Servicer may direct the Trustee to, and the Trustee shall, withdraw such funds from the Concentration Account for deposit as directed by the Servicer. The Geneva Steel Collection Account shall initially be held at Citibank N.A. and the Concentration Account shall initially be held at Bankers Trust Company.

                 If, at any time, the institution holding the Concentration Account ceases to be an Eligible Institution, the Servicer, upon actual knowledge thereof, for the benefit of the Certificateholders, shall within 30 Business Days (i) establish a new Concentration Account meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Concentration Account and (iii) in the case of any new Concentration Account, deliver to all Geneva Steel Collection Account Banks new Geneva Steel Collection Account Letters (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration Account is established, it shall be the "Concentration Account." Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power to instruct the Trustee to make, and the Trustee shall, as directed by the Servicer, make, withdrawals and payments from the Concentration Account for the purposes of carrying out the Servicer's or the Trustee's duties specified in this Agreement.

                 Funds on deposit in the Concentration Account or, in the case of funds on deposit on any Deposit Date or Distribution Date, funds required pursuant to the applicable Supplement to be deposited to the Trustee's Account or the Transferor's Account on such date, shall at the direction of the Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Servicer in writing, or by telephone confirmed promptly in writing (which may be a standing instruction). All such Eligible Investments shall be held by the Trustee.
Such funds shall be invested in Eligible Investments that will mature so that such funds will be available in amounts sufficient for the Servicer, or the Trustee, as the case may be, to make each distribution required under the applicable Supplement on the Distribution Date with respect to such Collection Period or the last day of an Interest Period if such day is other than a Distribution Date. Eligible Investments maintained with the Trustee in the Trustee's Account may mature on the Distribution Date or last day of an Interest Period on which funds are required to be distributed. Funds deposited in the Concentration Account on a Determination Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Concentration Account, to the extent such investment income is not needed to pay the Certificateholders on such Distribution Date, shall be paid to the Transferor, except as otherwise specified in any Supplement. The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee or its own investment department.

                 (b) On or prior to the Closing Date, the Servicer, for the benefit of the Certificateholders, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution (each, a "Geneva Steel Collection Bank") segregated accounts accessible by the Trustee and the Servicer, subject to the limitations set forth in this Section 4.02 (each such account, a "Geneva Steel Collection Account") to which Collections are to be remitted directly by Obligors. The Geneva Steel Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders; provided, however, that each Geneva Steel Collection Account shall be accessible by the Servicer for the purpose of transferring Collections to the Concentration Account in the manner set forth in Section 4.02(a). The name, location and account number of each Geneva Steel Collection Account is attached to this Agreement on Schedule I attached hereto. Each Geneva Steel Collection Account shall be maintained with documentation and instructions in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account. Geneva Steel shall not, without the prior written consent of the Trustee, change any Geneva Steel Collection Account, establish any additional Geneva Steel Collection Account or change such instructions or documentation so long as the Trustee on behalf of the Trust has any interest in the Transferor Receivables.

                 (c) Geneva Steel hereby agrees and acknowledges that (i) it has executed and delivered to the Trustee a letter and acknowledgement thereto substantially in the form of Exhibit C hereto, addressed to each banking institution with which the Geneva Steel Collection Account is maintained (each, a "Geneva Steel Collection Account Letter") and (ii) it shall execute and deliver a substantially similar Geneva Steel Collection Account Letter prior to the establishment by Geneva Steel of any additional or alternative Geneva Steel Collection Account. Geneva Steel hereby agrees, and the Trustee hereby acknowledges, that such letter transfers all right, title and interest in all monies, securities and instruments in each Geneva Steel Collection Account to the Trustee. Geneva Steel agrees to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

                 SECTION 4.03. Allocation of Collections. Collections will be allocated to each Series from and after the related Series Cut-Off Date as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations of Collections between the Certificateholders' Interest and the Transferor Interest, among the Series or to any Enhancement Agreement and among the Classes in any Series or to any Enhancement Provider shall be set forth in the related Supplement or Supplements. If, on any day, the Floating Allocation Percentages for all outstanding Series exceed 100%, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of the Series Allocation Percentage for each Series; provided, however, that if on any day during an Early Amortization Period or an Amortization Period, the amount of Investor Collections for any Series is not sufficient to pay the full amount of interest due and payable on such day to the Investor Certificateholders of each Series on such day, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of a fraction, for each Series, the numerator of which is the Invested Amount of such Series and the denominator of which is the Trust Invested Amount.


                                   ARTICLE V

                DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

         Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.


                                   ARTICLE VI

                                THE CERTIFICATES

                 SECTION 6.01. The Certificates. The Investor Certificates of any Series or Class shall be issued in registered form and shall be in substantially the form of Exhibit A to the applicable Supplement and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. The Investor Certificates shall be issued in minimum denominations of $500,000 and in integral multiples of $1,000 in excess thereof (except that one Certificate may be issued in a denomination that includes any residual amount), and shall be Certificates in an aggregate original principal amount equal to the Initial Invested Amount or in the case of any variable funding certificate, the Maximum Invested Amount. The Transferor Certificate shall be a single certificate, substantially in the form of Exhibit A hereto, and shall represent the entire Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by a Responsible Officer of the Transferor or by any other officer or assistant officer duly authorized to execute such Certificate on behalf of the Transferor. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in substantially the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be the conclusive and only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                 SECTION 6.02. Authentication of Certificates. The Trustee shall authenticate and deliver the Investor Certificates of each Series to, and upon the written order of, the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the first Series of Investor Certificates to be issued hereunder. The Certificates of any Series or Class shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) in the case of the Investor Certificates, the Initial Invested Amount of such Series, or in the case of any variable funding certificate, the Maximum Invested Amount, and, in the case of the Transferor Certificate, in the denomination equal to the Transferor's Interest from time to time, and together evidencing the entire ownership of the Trust.

                 SECTION 6.03. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at its corporate trust office designated pursuant to Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and transfers and exchanges of the Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, and any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

                 The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice (60 days' during an Amortization Period) to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Servicer has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

                 Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates (of the same Series and Class) in authorized denominations of like aggregate Undivided Fractional Interests in the Aggregate Certificateholders' Interest.

                 At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates (of the same Series and Class) of authorized denominations of like aggregate Undivided Fractional Interests in the Certificateholders' Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Certificateholder making the exchange is entitled to receive.

                 Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar, duly executed by the Certificateholder thereof or his attorney-in-fact. Each Holder must satisfy the transfer restrictions set forth in the Certificates.

                 Each Investor Certificate shall be registered at all times as herein provided, and any transfer or exchange of such Investor Certificate will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

                 No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer

Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

                 All Investor Certificates surrendered for registration of transfer or exchange, or for payment, shall be canceled and disposed of in a manner reasonably satisfactory to the Trustee.

                 (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

                 (c) (i) Notwithstanding any other provision of this Section 6.03, no registration of transfer of any Investor Certificate shall be made unless the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee either (A) a representation letter, in form and substance satisfactory to the Trustee, stating whether such transferee is a "benefit plan investor" as defined in Section 2510.3-101(f)(2) of the Labor Regulations promulgated under ERISA, or (B) if such transferee is an insurance company licensed to issue contracts of insurance in any state, the information described in paragraph (c)(ii) below. The Transfer Agent and Registrar will maintain, as a part of the Certificate Register, a list of all Investor Certificates (or the portion of any thereof) that are held by benefit plan investors on the basis of any representation provided pursuant to the foregoing clause (A) or on the basis of any information provided to the Transfer Agent and Registrar pursuant to the second sentence of clause (ii) below. The Transfer Agent and Registrar will not register the transfer of any Investor Certificate if, immediately after the registration of transfer of such Investor Certificate, 25% or more of the outstanding principal balance of the Investor Certificates of all Series are held by benefit plan investors. Notwithstanding anything else to the contrary herein, any purported transfer of an Investor Certificate to a "benefit plan investor" in violation of the preceding sentence shall be void and of no effect.

                 (ii) In the event that such transferee is an insurance company licensed to issue contracts of insurance in any state, such transferee shall provide to the Transferor, the Servicer and the Trustee, in lieu of such representation letter described in (c)(i)(A) above, information in writing sufficient for the Transferor to determine that such transferee will purchase Investor Certificates with funds that either (A) will not, for purposes of ERISA, be classified as "plan assets," or (B) if such funds are composed (in whole or in part) of plan assets, what proportion or dollar value of such funds may be deemed to be plan assets. The Transferor shall analyze such information and shall inform the Transfer Agent and Registrar as to the proportion of such Investor Certificates that will thereby be deemed to be acquired by benefit plan investors for purpose of the 25% determination described above. Any determination made by the Transferor pursuant to this clause (ii) shall be made on a reasonable basis and in good faith and on a basis consistent with that used in making such determination with respect to the initial Certificateholders.

                 SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar, the Trustee, the Transferor and Geneva Steel such indemnity as may be required by them to indemnify each of them and save each of them harmless (provided, that a letter of indemnity from (i) an insurance company or (ii) an institutional investor having a long term debt rating or claim paying ability of BBB (or equivalent rating) or higher by a nationally recognized rating agency shall satisfy such requirement), then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and (in the case of any new Investor Certificate) Undivided Fractional Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                 SECTION 6.05. Persons Deemed Owners. At all times prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate as of the most recent Record Date for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and none of the Trustee, the Paying Agent, the Transfer Agent and Registrar or any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Undivided Fractional Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the

Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof.

                 SECTION 6.06. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders, the Servicer and the Trustee pursuant to the applicable Supplement and shall report the amounts of such distributions to the Trustee. The Trustee shall make available to the Paying Agent funds from the Trustee's Account on the day on which they are to be distributed pursuant to the applicable Supplement. The Paying Agent shall initially be the Trustee, and any co-paying agent chosen by the Trustee and acceptable to the Servicer. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Servicer shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Servicer shall cause such successor Paying Agent or any additional Paying Agent appointed by the Servicer to execute and deliver to the Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustee that it will hold all sums in trust for the benefit of the Certificateholders entitled thereto, the Servicer or the Trustee, respectively, until such sums shall be paid to such Certificateholders, the Servicer or the Trustee, respectively. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Trustee. The provisions of Sections 7.03, 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                 SECTION 6.07. Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, any Investor Certificateholder, the Transferor or the Paying Agent, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Transferor, any Investor Certificateholder or the Paying Agent, a list of the names and addresses of the Certificateholders which in the case of any request from any Investor Certificateholder shall be limited to the names and addresses of the Certificateholders of the same Series.

                 Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer, Geneva Steel, or any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the sources from which such information was derived.

                 SECTION 6.08. Authenticating Agent. (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which agent or agents shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

                 (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power of attorney or any further act on the part of the Trustee or such authentication agent.

                 (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or if an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee shall promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                 (d) The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this
Section 6.08.

                 (e)      The provisions of Sections 7.03, 11.01, 11.02 and
11.03 shall be applicable to any authenticating agent.

                 (f) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of or in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                 This is one of the Certificates described in the Pooling and Servicing Agreement.


- ------------------------------


- ------------------------------
as Authenticating Agent
  for the Trustee

By:
   ---------------------------
   Authorized Officer


                 SECTION 6.09. New Issuances. (a) The Transferor may from time to time direct the Trustee to, and the Trustee shall, issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series and the Transferor Certificate shall be equally and ratably entitled to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except as provided in the related Supplement.

                 (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                 (i) on or before the tenth Business Day immediately preceding the Series Issuance Date, the Transferor shall have given the Trustee, the Servicer, each Rating Agency (to the extent any Series is then rated) and any Enhancement Provider written notice of such issuance and the Series Issuance Date;

                (ii) the Transferor shall have delivered to the Trustee the related Supplement in a form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

               (iii) the Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each party hereto other than the Trustee;

                (iv) to the extent any Series is then rated by a Rating Agency, each Rating Agency shall have notified the Transferor, the Servicer, the Trustee and any Enhancement Provider in writing that the issuance of such new Series of Investor Certificates will not result in a reduction or withdrawal of the rating of any outstanding Series or Class rated by such Rating Agency;

                 (v) such issuance will not result in the occurrence of an Early Amortization Event and the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the Series Issuance Date (upon which the Trustee may conclusively rely), to the effect that the Transferor reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event;

                (vi) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Investor Certificates of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series of Investor Certificates not registered under the Act be so registered (unless the Transferor has elected, in its sole discretion, to register such Certificates), (B) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended;

               (vii) the Transferor shall have delivered to the Trustee a Tax Opinion, dated the Series Issuance Date, with respect to such issuance; and

              (viii) such issuance will not result in the aggregate Floating Allocation Percentage for all outstanding Series (after giving effect to such new issuance) exceeding 100%.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Transferor shall execute and deliver the Investor Certificates of such Series for authentication and redelivery to or upon the order of the Transferor. Notwithstanding the provisions of this Section 6.09(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the Trustee's own rights, duties or immunities under this Agreement.

                 (c) The Transferor may surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be subject to Section 13.01 hereof to the extent that it amends any of the terms of this Agreement, to be delivered to or upon the order of the Transferor (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                 (i) the Transferor shall have delivered to the Trustee an Officer's Certificate certifying that the result obtained by multiplying (x) an amount equal to the excess of the Net Receivables Balance over the Trust Invested Amount by (y) the percentage equivalent of the portion of the Transferor Interest represented by the newly issued Transferor Certificate, shall not be less than 2% of the aggregate balance of all Receivables owned by the Trust, in each case as of the date of, and after giving effect to, such exchange;

                (ii) to the extent that any Series is then rated by a Rating Agency, each Rating Agency Condition shall have been satisfied with respect to such transfer or exchange; and

               (iii) the Transferor shall have delivered to the Trustee, any Paying Agent and any Enhancement Provider, a Tax Opinion, dated the date of such transfer or exchange, with respect thereto.

                 The Transferor Certificate will be beneficially owned by the Transferor at all times. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.


                                  ARTICLE VII

                    OTHER MATTERS RELATING TO THE TRANSFEROR

                 SECTION 7.01. Obligations not Assignable. The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.

                 SECTION 7.02. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the

Transferor, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or omitted to be taken in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of such Person's willful misconduct or bad faith in the performance of such Person's duties or the reckless disregard by such Person of any of such Person's obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor or any Affiliate thereof) respecting any matters arising hereunder.

                 SECTION 7.03. Indemnification of the Trustee, the Trust and the Investor Certificateholders. Without limiting any other rights which the Trustee, its directors, officers, agents and employees, the Trust or any Investor Certificateholder (each, an "Indemnified Party") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, expenses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the other Transaction Documents, the activities of the Trust or the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Transferor Receivable or the Receivables Purchase Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (b) recourse for uncollectible Transferor Receivables or (c) any income or franchise taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Transferor Receivable or the Receivables Purchase Agreement. Without limiting the foregoing (other than clauses (a), (b) and (c)), the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                          (i) reliance on any representation or warranty or statement made or deemed made by the Transferor, Geneva Steel or any of their respective Affiliates under or in connection with this Agreement or the Receivables Purchase Agreement which shall have been incorrect in any material respect when made;

                         (ii) the failure by the Transferor or the Servicer (provided the Servicer is the Transferor, Geneva Steel or any Affiliate thereof) substantially to comply with this Agreement, the failure of the Transferor or Geneva Steel to comply with any material provision of the Receivables Purchase Agreement, the failure by the Transferor to comply with any material applicable Requirement of Law with respect to any Receivable or the related Contract or the Receivables Purchase Agreement, or the nonconformity of any Receivable or the related Contract or the Receivables Purchase Agreement with any material Requirement of Law;

                        (iii) the failure to vest in the Investor Certificateholders an undivided fractional beneficial interest to the extent of their respective Undivided Fractional Interests, in the Transferor Receivables and the other Trust Assets, free and clear of any Lien;

                         (iv) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Transferor Receivable or any other Trust Asset, whether at the time of Transfer thereof or reinvestment of the proceeds thereof or at any subsequent time;

                          (v) any investigation, litigation or proceeding related to this Agreement or any Receivables Purchase Agreement or the Trust or the use of proceeds of Transfers of Receivables or reinvestments of proceeds thereof or the ownership of Trust Assets or in respect of any Transferor Receivable or any Contract relating thereto, other than any litigation or proceeding between Geneva Steel or the Transferor or any Affiliate thereof, on the one hand, and the Trustee or any Investor Certificateholder or any Affiliate thereof, on the other hand, in which Geneva Steel or the Transferor or an Affiliate thereof prevails in a final non-appealable judgment by a court of competent jurisdiction;

                         (vi) the commingling of Collections of Transferor Receivables at any time with other funds prior to distribution under the applicable Supplement;

                        (vii) any tax (other than any income or franchise tax, or any interest or penalties with respect thereto) imposed by reason of ownership of the Transferor Receivables or other Trust Assets by the Trustee; or

                       (viii) any dispute, claim, offset or defense of any Obligor to the payment of any Transferor Receivable or any other claim resulting from the sale of merchandise or services related to any Diluted Receivable.

                 In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section the Indemnified Party shall promptly notify the Transferor in writing and the Transferor, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Transferor may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Transferor and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Transferor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interests between them. It is understood that the Transferor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Transferor shall not be liable to any Indemnified Party until or unless such Indemnified Party notifies the Transferor in writing of its request for indemnification.

                 Indemnification pursuant to this Section shall only be from assets of the Transferor (and, as a result, any such indemnification may be payable from any Trust Asset only if, to the extent that, and after, such Trust Asset shall have been released from the Trust and distributed to the Holder of the Transferor Certificate). The agreement contained in this Section 7.03 shall survive the collection of all Transferor Receivables, the termination of this Agreement and the payment of all amounts otherwise payable hereunder.


                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

                 SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer.

                 SECTION 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                 (a) (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such corporation (if not the Servicer) shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder; (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each in form reasonably satisfactory to the Trustee, stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iii) each Rating Agency Condition shall have been satisfied (to the extent that any Series is then rated by a Rating Agency); and

                 (b) if the Servicer is Geneva Steel, all conditions for such merger or consolidation or conveyance or transfer, as the case may be, contained in the Receivables Purchase Agreement shall be satisfied; and

                 (c) the corporation formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental Authorities required to service the Transferor Receivables, as evidenced by an Opinion of Counsel delivered to the Trustee, except to the extent the failure to have any such license would not have a material adverse effect on its ability to perform the obligations of Servicer hereunder.

                 SECTION 8.03. Limitations on Liability. None of the directors, officers, shareholders, employees or agents of the Servicer, past, present or future, shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person for any action taken or omitted to be taken in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Servicer, this Agreement and the obligations created hereunder are solely the corporate obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, gross negligence or the reckless disregard by such Person of any of such Person's obligations and duties. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any material expense or liability.

                 SECTION 8.04. Servicer Indemnification. The Servicer shall indemnify and hold harmless each Indemnified Party from and against Indemnified Amounts suffered or sustained by reason of any breach by the Servicer of its representations and warranties or obligations under this Agreement, excluding, however, Indemnified Amounts to the extent resulting from (i) willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of such Indemnified Party's obligations and duties or breach of fiduciary duty on the part of such Indemnified Party, (ii) recourse for uncollectible Transferor Receivables or (iii) any income or franchise taxes (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets or in respect of any Transferor Receivable or any Contract or the Receivables Purchase Agreement. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The agreement contained in this Section 8.04 shall survive the collection of all Transferor Receivables, the termination of this Agreement and the payment of all amounts otherwise due hereunder.

                 In case any proceeding shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 8.04, the Indemnified Party shall promptly notify the Servicer in writing and the Servicer, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnified Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Servicer and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Servicer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual conflicts of interest between them. It is understood that the Servicer shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Parties. It is further understood that the Servicer shall not be liable to any Indemnified Party unless such Indemnified Party notifies the Servicer in writing of its request for indemnification.

                 SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer with respect to clause (i) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If within 60 days of the date of the determination that the Servicer may no longer act as Servicer hereunder for any reason and the Trustee has not appointed a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, and in any other case, may, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder in accordance with Section 10.02.

                 SECTION 8.06. Examination of Records. The Servicer shall indicate in its computer records that the Transferor Receivables and other Trust Assets have been Transferred to the Trustee on behalf of the Trust pursuant to this Agreement for the benefit of the Certificateholders. The Servicer (and the Transferor) shall, prior to the sale or transfer to a third party of any Receivable held in its custody, examine its records to determine that such receivable is not a Transferor Receivable.

                 SECTION 8.07. Utah Bank Holidays. The Servicer shall, on or prior to the Effective Date and at least 30 days prior to the end of each calendar year, provide to a Responsible Officer of the Trustee, a list for the following year of the days on which national banking associations or state banking institutions in Salt Lake City, Utah are authorized or obligated by law, executive order or governmental decree to be closed.

                                   ARTICLE IX

                           EARLY AMORTIZATION EVENTS

                 SECTION 9.01. Early Amortization Events. If any one of the following events shall occur:

                 (a) any failure by the Transferor, Geneva Steel or the Servicer (i) to make any payment, transfer or deposit required to be paid by it under the terms of this Agreement, or the Receivables Purchase Agreement, or observe or perform the obligations specified in Section 2.05(l) of this Agreement or Section 4.3(h) of the Receivables Purchase Agreement on or before the date occurring five Business Days after the date such payment, transfer or deposit is required to be made hereunder or thereunder, or (ii) to observe or perform any other covenant or agreement to be performed by it under this Agreement, or the Receivables Purchase Agreement, which failure (in the case of this clause (ii)) has a material adverse effect on the interests of the Certificateholders of any Series and which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, Geneva Steel or the Servicer, as applicable, by the Trustee or any Enhancement Provider or to the Transferor, Geneva Steel or the Servicer, as applicable, and the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the Invested Amount of any Series; or

                 (b) any representation, warranty or certification made by the Transferor, Geneva Steel or the Servicer under or in connection with this Agreement, or the Receivables Purchase Agreement, or in any certificate or information delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days (or, with respect to any representation, warranty or certification made by the Transferor in Sections 2.03(g) and 2.03(h) hereof, shall prove to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 5 days, or with respect to any representations and warranties made under Section 2.04, such longer period as may be agreed to by the Trustee and the Majority in Interest of any Series that is materially and adversely affected by such incorrectness) after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee or to the Transferor and the Trustee by an Investor Certificateholder; or

                 (c) any other default by the Transferor, Geneva Steel or the Servicer shall occur, and shall not be remedied within the applicable grace period, if any, under the Receivables Purchase

Agreement, or the Receivables Purchase Agreement shall for any reason cease to be in full force and effect or an Early Termination (as defined therein) shall occur; or

                 (d) an Insolvency Event shall occur with respect to the Transferor, the Servicer (provided the Servicer is the Transferor, Geneva Steel or any Affiliate thereof) or the Trust; or

                 (e) the Securities and Exchange Commission or other regulatory body reaches a final determination that the Transferor or the Trust is an "investment company" within the meaning of the Investment Company Act; or

                 (f) (i) other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, any purchase of any Receivables by the Transferor under the Receivables Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of Geneva Steel in and to such Receivables and the proceeds thereof; or (ii) any Transfer of any Transferor Receivables on any date shall for any reason cease to create a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such Transferor Receivables and the proceeds thereof or, if such Transfer does not constitute such a sale, transfer and assignment, cease to create a valid and perfected first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Transferor Receivables created hereunder) in such Transferor Receivables and the proceeds thereof; or (iii) the Investor Certificates delivered hereunder shall for any reason cease to evidence the transfer to the Investor Certificateholders of rights in, or the Investor Certificateholders shall otherwise cease to have a beneficial interest in, a trust owning or having a perfected first priority security interest in the Transferor Receivables and the other Trust Assets allocable to such Series of Investor Certificates now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Fractional Interests; or

                 (g) a Servicer Default shall have occurred and be continuing, which Servicer Default shall have a material adverse effect on the interests of the Certificateholders; or

                 (h)      the Servicer shall have resigned in accordance with
Section 8.05 above; or

                 (i) the Trust at any time receives a final determination that it will be treated as an association taxable as a corporation for federal income tax purposes; or

                 (j) within fifteen days following a Pool Non-compliance Date (i) the Transferor shall have failed to deposit to the Reserve Accounts, Cure Funds in an amount equal to the Trust Partial Amortization Amount, (ii) funds equal to the Trust Partial Amortization Amount are not on deposit in the Concentration Account, or (iii) the aggregate of amounts in the Reserve Accounts and the Concentration Account does not equal the Trust Partial Amortization Amount; or

                 (k) the Loss to Liquidation Ratio shall be greater than 3%; or

                 (l)      the Dilution Ratio shall be greater than 10%; or

                 (m)      the Default Ratio shall be greater than 5%;

then, in the case of any event as described in subsection (k), (l) or (m), either the Trustee (unless otherwise directed by the Majority in Interest of each affected Series) or the Majority in Interest of each affected Series, by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by such Investor Certificateholders), may declare (provided such event shall not have been remedied) that an early amortization event (an "Early Amortization Event") has occurred as of the date of such notice, and, in the case of any event other than as described in subsection (k), (l) or (m), subject to applicable law, an Early Amortization Event shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event and additional Receivables will not be transferred to the Trust. Promptly and in any event within 5 Business Days after the Servicer becomes aware of any Early Amortization Event, the Servicer shall notify the Trustee of the occurrence of such Early Amortization Event. Promptly and in any event within 5 Business Days after the Trustee becomes aware of any Early Amortization Event with respect to any Series then rated by any Rating Agency, the Trustee shall notify in writing each Rating Agency of the occurrence of such Early Amortization Event. The Trustee shall not be deemed to have knowledge of an Early Amortization Event unless a Responsible Officer of the Trustee has actual knowledge or has received written notice thereof.

                 SECTION 9.02. Additional Rights Upon the Occurrence of any Early Amortization Event. (a) Upon the occurrence and during the continuance of any Early Amortization Event, in addition to all other rights and remedies under this Agreement or otherwise and all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws (which rights shall be cumulative), each of the Servicer, at the direction of the Trustee, and the Trustee may exercise any and all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreement, including, without limitation, any and all rights of the Transferor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables Purchase Agreement.

                 (b) If an Insolvency Event with respect to the Transferor occurs, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee, who shall within two Business Days forward such notice to the Certificateholders and the Servicer of such event. Notwithstanding the above, Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections relating to such Receivables shall continue to be part of the Trust. Unless, within 30 days of the date of the notice provided for in the preceding paragraph, the Trustee receives written instructions from the Majority in Interest of each Series instructing the Trustee not to sell, dispose of or liquidate the Transferor Receivables, the Trustee shall promptly proceed to sell, dispose of, or otherwise liquidate the Transferor Receivables in a commercially reasonable manner and on commercially reasonable terms; provided, however, that if the amount available to the Trust for distribution after such sale, disposition or liquidation would be less than the aggregate Invested Amount of the Investor Certificates plus any unpaid Discount Amount thereon through the Distribution Date next succeeding the date of such sale, the Trustee shall not proceed with such sale, disposition or liquidation unless 80% of Investor Certificateholders of all outstanding Series have consented in writing thereto. The proceeds from such sale, disposition or liquidation of the Transferor Receivables shall be treated as Collections on the Transferor Receivables and shall be distributed in accordance with the terms of this Agreement after being deposited in the Concentration Account.


                                   ARTICLE X

                               SERVICER DEFAULTS

                 SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

                 (a) any failure by the Servicer to make any payment, transfer or deposit, or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement, or any failure to provide the Determination Date Certificate to the Trustee, on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                 (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure has a material adverse effect on the interest of the Certificateholders and which continues unremedied for ten (10) Business Days; or the Servicer shall assign its duties under this Agreement, except as permitted by Sections 3.01(d)(v) and 8.02;

                 (c) any representation, warranty or certification made by the Servicer under or in connection with this Agreement, or in any certificate or information delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made and which has a material adverse effect on the interests of the Certificateholders of any Series and which material adverse effect continues for a period of ten (10) Business Days; or

                 (d) an Insolvency Event shall occur with respect to the Servicer;

then, as long as such Servicer Default shall not have been remedied and is continuing, either the Trustee (unless otherwise directed by the Majority in Interest of each Series) or the Majority in Interest of each Series, by notice then given in writing to the Servicer (and to the Trustee if given by such Investor Certificateholders) (each such notice being a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement. The Trustee shall be deemed to have knowledge of a Servicer Default if a Responsible Officer of the Trustee has actual knowledge or has received written notice thereof.

                 The Majority in Interest of each Series may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                 After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed pursuant to
Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in (i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Transferor Receivables as provided under this Agreement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to any Geneva Steel Collection Account, the Concentration Account, the Trustee's Account or the Transferor's Account, or which have been deposited by the Servicer to any Geneva Steel Collection Account, the Concentration Account, or any other account, or which shall thereafter be received with respect to the Transferor Receivables, and (ii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include, without limitation, (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and (y) assisting to make the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Servicer Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and discs), which evidence the Transferor Receivables and the other Trust Assets, and which are necessary or desirable to collect the Transferor Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and
(B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferor Receivables in a manner acceptable to the Successor Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

                 At any time following a Termination Notice:

                          (1) The Servicer shall, at the Trustee's request and at the Servicer's expense, give notice of the Trust's ownership of the Transferor Receivables to the related Obligors and direct that payments be made directly to the Trustee or its designee;

                          (2) If the Servicer fails to provide the notice to Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Transferor Receivables, or any of them, that payment of all amounts payable under any such Transferor Receivables be made directly to the Trustee or its designee;

                          (3) The Servicer shall, at its expense and at the Trustee's or Successor Servicer's request as soon as possible but in any event not more than ten (10) days after such request, (x) assemble such documents, instruments and other records (including, without limitation, computer tapes and disks) which evidence the Transferor Receivables and the other Trust Assets, and which are necessary or desirable to collect the Transferor Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections of such Transferor Receivables in a manner acceptable to the Successor Servicer and the Trustee and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Trustee or its designee; and

                          (4)  Each of the Transferor and each
         Certificateholder hereby authorizes the Trustee to take any and all steps in the Transferor's name and on behalf of the Transferor and the Certificateholders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Transferor Receivables, including, without limitation, endorsing Geneva Steel's or the Transferor's name on checks and other instruments representing Collections in respect of such Transferor Receivables and enforcing such Transferor Receivables.

                 Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.01(a) for a period of ten (10) days after the applicable grace period, or under Section 10.01(b) for a period of ten (10) days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the Transferor, any Enhancement Provider and the Investor Certificateholders with an Officer's

Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

                 SECTION 10.02. Trustee to Act; Appointment of Successor Servicer. (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01 or upon a resignation by the Servicer pursuant to Section 8.05, the Servicer shall continue to perform all servicing functions under this Agreement until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee or a date specified by the Trustee in a written notice to the Servicer, and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this section. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), subject to the consent of any Enhancement Providers and if specified in any Series Supplement, the consent of the Majority in Interest of the Certificateholders of such Series, which consent shall not be unreasonably withheld, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 60 days after the date of such Termination Notice or the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act as Successor Servicer, or, in any other case, may, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

                 (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall be subject to all the responsibilities, duties and liabilities of the Servicer by the terms and provisions hereof and all references in this Agreement to the Servicer shall be deemed to refer to such Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of a predecessor Servicer's failure to deliver necessary Trust Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer. No Successor Servicer hereunder shall be liable for the acts or omissions of any predecessor Servicer hereunder. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

                 (c) In connection with any Termination Notice, the Trustee shall review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee.

                 (d)      All authority and power granted to the Successor
Servicer under   this Agreement shall automatically terminate upon termination
of   the Trust pursuant to Section 12.01, and shall pass to and be   vested in
the Transferor. The Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the rights and responsibilities of the Successor Servicer to conduct servicing of the Transferor Receivables. The Successor Servicer shall transfer its electronic records relating to the Transferor Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request.

                 (e) Upon the effectiveness of the appointment of a Successor Servicer, the Successor Servicer shall as soon as practicable upon demand deliver to Geneva Steel all documents, instruments and records in its possession which evidence or relate to Receivables owned by Geneva Steel which are not Trust Assets, and copies of documents, instruments and records in its possession which evidence or relate to such Receivables.

                 SECTION 10.03. Notification to Certificateholders. Promptly and in any event within three (3) days after the Servicer becomes aware of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Officer of the Trustee, and the Trustee shall promptly deliver a copy of such notice to the Certificateholders and each Rating Agency (to the extent such Series is then rated). Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and the Certificateholders.

                                   ARTICLE XI

                                  THE TRUSTEE

                 SECTION 11.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Default of which it has actual knowledge and after the cure of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants shall be read into this Agreement against the Trustee. If a Servicer Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other documents or instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Certificateholders and each Rating Agency of any material lack of conformity of any such document or instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

                 (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, grossly negligent failure to act or willful misconduct; provided, however, that:

                          (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                         (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the requisite amount of Certificateholders specified hereunder for each Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                        (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing not less than 25% of the Invested Amount of any Series.

                 (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers. None of the provisions contained in this Agreement shall require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                 (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Transferor Receivable now existing or hereafter created or to impair the value of any Transferor Receivable now existing or hereafter created.

                 (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, by (i) accepting any substitute obligation for a Receivable initially Transferred to the Trust under Section 2.01, (ii) adding any other investment, obligation or security to the Trust, or (iii) withdrawing any Transferor Receivable from the Trust.

                 (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be so performed under this Agreement or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

                 (h) The Trustee shall have no responsibility or liability for the selection of, or investment losses on, Eligible Investments.

                 (i) Notwithstanding any other provision contained herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such Enhancement Provider.

                 SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                 (a) the Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond ,note or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                 (b) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee upon the occurrence of a Servicer Default (which has not been cured or waived), of the obligation to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond, note or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing more than 25% of the Trust Invested Amount;

                 (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or a nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

                 (g) the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Transferor Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose and the Trustee shall not be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Trust;

                 (h) nothing in this Agreement shall be construed to require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer's performance; and

                 (i) in the event the Trustee incurs expenses or renders services in connection with an Insolvency Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law.

                 SECTION 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from any Geneva Steel Collection Account, the Concentration Account, the Transferor's Account, the Trustee's Account or any other account hereafter established to effectuate the transactions contemplated by and in accordance with the terms of this Agreement and any Supplement.

                 SECTION 11.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may otherwise deal, and transact banking business, with the Servicer and the Transferor with the same rights as it would have if it were not the Trustee.

                 SECTION 11.05. Compensation; Trustee's Expenses. (a) The Trustee shall be entitled to receive a monthly fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, such fee being the "Trustee's Fee") in respect of each Collection Period (or portion thereof) from the Closing Date until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed upon in writing by the Trustee and the Transferor.
The Trustee's Fee shall be the aggregate of the Series Trustee's Fees specified in the Supplements. The Trustee's Fee shall be payable, first, from Investor Collections pursuant to, and subject to the priority of payment set forth in,
Section 6.01 of the applicable Supplement and, second, to the extent not paid from Investor Collections, by the Transferor, and, third, to the extent not paid from Investor Collections or by the Transferor, by the Servicer pursuant to Section 3.02(b).

                 (b) Expenses. With respect to each Series and pursuant to the related Supplement, the Transferor or Servicer, as the case may be, will pay or reimburse the Trustee upon its request, and if the Transferor shall fail to do so, the Servicer will so pay or reimburse the Trustee (with a right to reimbursement from the Transferor) pursuant to Section 3.02(b), for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with a Servicer Default or an Early Amortization Event) except any such expense, disbursement or advance as may arise from its gross negligence or
bad faith and except as provided in the following sentence.   If the Trustee is
appointed Successor Servicer pursuant to Section 10.02, the provision of this
Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid, first, out of the Servicing Fee, and, second, to the extent not paid out of the Servicing Fee, by the Transferor pursuant to Section 3.02(b). The Transferor's and Servicer's covenant and disbursements provided for in this
Section 11.05 shall survive the termination of this Agreement.

                 SECTION 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case, at any time, the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee
shall resign immediately in the manner and with the effect specified in Section 11.07.

                 SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee acceptable to a Majority in Interest of the Investor Certificateholders of each Series by written instrument, in duplicate, one copy of such instrument which shall be delivered to the resigning Trustee and one copy which shall be delivered to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee acceptable to a Majority in Interest of the Investor Certificateholders of all outstanding Series by written instrument, in duplicate, one copy of such instrument which shall be delivered to the Trustee so removed and one copy to the successor trustee.

                 (c) If at any time the Trustee shall fail to perform its obligations under this Agreement, Investor Certificateholders representing the Majority in Interest of all outstanding Series may remove the Trustee and direct the Servicer to promptly appoint a successor trustee acceptable to a Majority in Interest of the Investor Certificateholders of all outstanding Series by written instrument, in duplicate, one copy of such instrument which shall be delivered to the Trustee so removed and one copy which shall be delivered to the successor trustee.

                 (d) Notwithstanding anything herein to the contrary, any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of such appointment by the successor trustee as provided in Section 11.08 hereof.

                 SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon, the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expense therefor payable out of the Servicing Fee, and by the Transferor and the Servicer, pursuant to Sections 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                 (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof.

                 (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Investor Certificateholders.

                 (d) No predecessor Trustee hereunder shall be liable for the acts or omissions of any successor Trustee.

                 SECTION 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                 SECTION 11.10.  Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at such time be located, the Trustee shall have the power to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable and to execute and deliver all instruments in connection therewith. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08 hereof.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                        (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 SECTION 11.11. Tax Returns. No federal income tax return shall be filed on behalf of the Trust unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or
(ii) the Internal Revenue Service shall determine that the Trust is required to file such a return or (iii) the Trust is required to file such a return by order of a court of competent jurisdiction. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver them to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to the Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall upon request, execute such returns. In no event shall the Trustee, the Servicer or the Transferor be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest penalty or addition with respect thereto or arising from a failure to comply therewith).

                 SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

                 SECTION 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, as advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                 (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                 SECTION 11.14. Rights of Certificateholders to Direct Trustee. The Majority in Interest of each Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, after being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Responsible Officer or Responsible Officers of the Trustee in good faith shall, determine that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and, provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders unless the Majority in Interest of each Series shall have directed the Trustee to not take such action.

                 SECTION 11.15. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                 (a)      the Trustee is a New York banking corporation;

                 (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                 (c) this Agreement has been duly executed and delivered by the Trustee.

                 SECTION 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense in the Borough of Manhattan, The City of New York, an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office or agency at Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Group / Structured Finance Team, (facsimile: (212) 250-6439) as such office. The Trustee will give prompt written notice to the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency.


                                  ARTICLE XII

                                  TERMINATION

                 SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 3.02(b), 7.03, 8.04,
11.05 and 12.02(b), upon the earlier to occur of (i) the termination of the Amortization Period, (ii) November 4, 2014 and (iii) the day following the Distribution Date on which the final distribution for each Series is made in accordance with this Article XII and under the related Supplement.

                 SECTION 12.02. Final Distribution. (a) The Servicer shall give the Trustee and the Trustee shall give each Certificateholder at least 30 days' prior written notice of the date on which (i) the Trust is expected to terminate in accordance with Section 12.01 and (ii) the Certificateholders may surrender their Certificates for payment of the final distribution on and cancellation of such Certificates. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five days after the Trustee shall receive such notice, the Trustee shall mail notice to the Certificateholders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Certificates at the office or offices therein designated,
(ii) the amount of any such final distribution and (iii) that the

Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Certificates at the office or offices therein specified; provided, however, that such presentation and surrender shall not be required for a Certificateholder that is an insurance company or institutional investor. Each such Certificateholder shall surrender its Certificate to the Trustee following receipt of the final distribution thereon. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to the Certificateholders.

                 (b) Notwithstanding the Servicer's delivery to the Trustee, or the Trustee's delivery to the Certificateholders, of the notices required under Section 12.02(a), all funds then on deposit in any Geneva Steel Collection Account, the Concentration Account, any Series Account, the Transferor's Account or the Trustee's Account shall continue to be held in trust for the benefit of the Certificateholders, and the Paying Agent or the Trustee shall pay such funds to the Certificateholders upon surrender of their Certificates pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Distribution Date (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Trustee's Account (if such Certificateholders are Investor Certificateholders) or the Transferor's Account (if any such Certificateholder is the Holder of the Transferor Certificate) held for the benefit of such Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless another person is designated by an applicable abandoned property statute.

                 SECTION 12.03. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01, the payment in full of all amounts due to the Investor Certificateholders, payment of Trustee's fees and expenses and any other amounts owing to the Trustee under the Transaction Documents and the surrender of the Transferor Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Transferor Receivables, whether then existing or thereafter created, and all other Trust Assets, and all proceeds thereof, except for amounts held in any account by the Trustee or the Paying Agent pursuant to
Section 12.02(b). The Trustee, at the expense of the Transferor, shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Transferor for execution by the Trustee which are reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Transferor Receivables and all other Trust Assets.


                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                 SECTION 13.01. Amendment. (a) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee without the consent of any of the Investor Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Supplement which are not inconsistent with the provisions of this Agreement or such Supplement; provided, that any amendment pursuant to this paragraph (a) shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholders.

                 (b) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor and the Trustee, with the consent of the Majority in Interest of each adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Certificateholder or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of such Certificateholder, (ii) change the definition of or the manner of calculating the Certificateholders' Interest or the Aggregate Certificateholders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) cause any adverse tax effect for any Investor Certificateholder without the consent of each affected Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, the Servicer or the Transferor), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

                 (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to Section 13.01(a)), the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and each Enhancement Provider.

                 (d) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                 (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would materially adversely affect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

                 (f) Any Supplement executed in accordance with the provisions of Section 6.09 shall not be considered an amendment to this Agreement for the purposes of this Section.

                 (g) Prior to the execution of any amendment to this Agreement or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement, any Supplement or otherwise.

                 SECTION 13.02. Protection of Right, Title and Interest to Trust. (a) The Servicer shall cause this Agreement, all amendments hereto and all financing statements and continuation statements and any other necessary documents covering the Trustee's right, title and interest in and to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to preserve and protect fully the right, title and interest of the Trustee hereunder in and to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, each document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.02(a).

                 (b) The Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's interest in the Transferor Receivables and the other Trust Assets and the proceeds thereof contemplated by Section
2.01 hereof. The Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States of America.

                 SECTION 13.03.  Limitation on Rights of Certificateholders.
(a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investor Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                 (b) No Certificateholder shall have the right to vote (except as expressly provided in this Agreement, including without limitation under Section 11.14) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association other than for Federal, state or local income or franchise tax purposes only, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                 (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the Trust Invested Amount shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted, by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have any right in any manner whatever by virtue of or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders. For the protection and enforcement of the provisions of this Section 13.03, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Agreement, the Certificates or any Supplement, each Investor Certificateholder shall have the right to receive the payments of all amounts due hereunder, under the Certificates held by such Holder and under the Supplement relating to the Series of Certificates held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

                 (d) By its acceptance of the Transferor Certificate, the Holder thereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investor Certificateholders. This Section 13.03(d) is not intended to affect the pari passu nature of the Transferor Certificate.

                 SECTION 13.04. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 (b) Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any federal court of the United States of America sitting in New York City or, if jurisdiction is not available in such federal court, New York State court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 13.05. Notices; Payments. (a) All demands, notices, instructions, directions, requests, authorizations and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Geneva Steel Funding Corporation, 10 South Geneva Road, Vineyard, Utah 84058, Attention: Chief Financial Officer, (ii) in the case of the Servicer (if the Servicer is Geneva Steel) to Geneva Steel, 10 South Geneva Road, Vineyard, Utah 84058, Attention: Chief Financial Officer,
(iii) in the case of the Trustee, to Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250- 6439), and (iv) in the case of the Paying Agent or the Transfer Agent and Registrar, to Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York, 10006, Attention:
Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250-6439), and as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party. If the Servicer is not Geneva Steel, notices shall be given to the Servicer at the address designated by such Servicer, with a copy to Geneva Steel at the address designated above.

                 (b) Any notice required or permitted to be mailed to an Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                 (c) If the Transferor is not the Holder of the Transferor Certificate, the Holder of the Transferor Certificate shall be entitled to receive all notices which the Investor Certificateholders receive.

                 SECTION 13.06. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Transferor, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to each Investor Certificateholder of such Series or Class and to each prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

                 SECTION 13.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or rights of the Certificateholders.

                 SECTION 13.08. Assignment. Notwithstanding anything to the contrary contained herein, but subject to Section 3.01(d)(v), (i) this Agreement may not be assigned by the Transferor, and (ii) except as provided in
Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of the Majority in Interest of each Series.

                 SECTION 13.09. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates, upon authentication thereof by the Trustee pursuant to Section 6.02, are and shall be deemed fully paid.

                 SECTION 13.10. Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments and documents required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Transferor Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                 SECTION 13.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee and the Transferor shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                 SECTION 13.12. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; no single or partial exercise of any right, remedy, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                 SECTION 13.13. Counterparts. This Agreement may be executed in one or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 SECTION 13.14. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

                 SECTION 13.15. Actions by Certificateholders. (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Investor Certificateholders, such action or Notice may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

                 (b) Any Notice, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                 SECTION 13.16. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                 SECTION 13.17. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                 SECTION 13.18. Construction of Agreement. The Transferor hereby grants to the Trustee on behalf of the Trust a security interest in all of the Transferor's right, title and interest in, to and under the Transferor Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all other Trust Assets, and all "proceeds" thereof, to secure all the Transferor's and the Servicer's obligations hereunder, including, without limitation, the Transferor's obligation to transfer and convey to the Trust all Receivables existing on the date hereof or hereafter created and transferred to the Transferor from time to time under the Receivables Purchase Agreement. This Agreement shall constitute a security agreement under applicable law.

                 SECTION 13.19. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Bankers Trust Company, not individually or personally, but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) except with respect to Section 11.15 hereof, the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Bankers Trust Company, but are made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall Bankers Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement except to the extent such breach or failure resulted from the gross negligence, bad faith or wilful misconduct of the Trustee and provided, however, Bankers Trust Company shall be liable in its individual capacity for any tax assessed against Bankers Trust Company based on or measured by any fees, commissions, compensation or other amounts received by it for or as a result of its acting as Trustee.

                 IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   GENEVA STEEL FUNDING CORPORATION,
                                     Transferor


                                   By:       Richard D. Clayton
                                      ------------------------------
                                      Name:  Richard D. Clayton
                                      Title: President


                                   GENEVA STEEL COMPANY,
                                     Servicer

                                   By:       Dennis L. Wanlass
                                      ------------------------------
                                      Name:  Dennis L. Wanlass
                                      Title: Vice President


                                   BANKERS TRUST COMPANY,
                                     Not in its individual capacity,
                                     but solely as Trustee


                                   By:       Sandra Whalen
                                      ------------------------------
                                      Name:  Sandra Whalen
                                      Title: Asst. Vice President

                                                                       EXHIBIT A


                         FORM OF TRANSFEROR CERTIFICATE

                 THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT.

                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST

                             TRANSFEROR CERTIFICATE

               THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST
            IN CERTAIN ASSETS OF THE GENEVA STEEL TRADE RECEIVABLES
                                  MASTER TRUST



the corpus of which consists primarily of certain receivables generated from time to time by Geneva Steel Company and any other entities designated in the future as an "Originator" pursuant to the terms of the Pooling and Servicing Agreement, and purchased by GENEVA STEEL FUNDING CORPORATION (the "Transferor"), which in turn transfers and assigns such receivables to the Trustee on behalf of the Geneva Steel Trade Receivables Master Trust. This certificate does not represent any obligation of any kind whatsoever of, and is not guaranteed by, the Transferor, Geneva Steel or any Affiliate of any of them.

                 This certifies that Geneva Steel Funding Corporation is the registered owner of the fractional undivided interest (the "Transferor Interest") in the assets allocated thereto of the Geneva Steel Trade Receivables Master Trust (the "Trust") not represented by the Investor Certificates pursuant to that certain Pooling and Servicing Agreement, dated as of November 4, 1994 (as modified, amended, supplemented or restated from time to time, the "Agreement"), by and among the Transferor, Geneva Steel Company, as Servicer, and Bankers Trust Company (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                 The corpus of the Trust consists of (i) a portfolio of receivables meeting certain eligibility requirements (the "Receivables") identified under the Agreement from time to time, (ii) funds collected or to be collected from Obligors in respect of the Receivables, (iii) all funds which are from time to time on deposit in the Concentration Account and any other account or accounts held for the benefit of Certificateholders, and (iv) all other assets and interests constituting the Trust Assets.

                 This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement, is qualified in its entirety by the terms and provisions of the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee, the Servicer and the other parties bound by the Agreement.

                 This Certificate is the Transferor Certificate, which represents an interest in the Trust, including the right to receive Collections and other amounts at the times and in the amounts specified in the Agreement to be paid to the holder of the Transferor Certificate. In addition to this Certificate, Investor Certificates are being issued to investors pursuant to the Agreement, which will represent the interests of Investor Certificateholders in the Trust. This Certificate shall not represent any interest in any Trust Asset except as provided in the Agreement.

                 Subject to certain conditions in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earliest of (i) the termination of the Amortization Period,
(ii) November 4, 2014 and (iii) the day following the Distribution Date on which the Invested Amount for each Series is zero.

                 By its acceptance of this Transferor Certificate, the Holder hereof agrees that it will take no action with respect to such Holder's rights under the Agreement that is inconsistent with, or adverse to, the interests of the Investor Certificateholders as provided under the Agreement. This paragraph is not intended to affect the pari passu nature of this Transferor Certificate.

                 Upon termination of the Trust pursuant to Article XII of the Agreement, subject to the provisions of the Agreement, payment in full of the Investor Certificateholders and the surrender of this Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Trust Assets, whether then existing or thereafter created, including the Receivables and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b) of the Agreement. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust has in the Trust Assets.

                 Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

                 IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.


Dated:
       --------------------------

                                             GENEVA STEEL FUNDING CORPORATION


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Certificates described in the within-mentioned Pooling and Servicing Agreement.

                                                   Dated: November 4, 1994


BANKERS TRUST COMPANY,
not in its individual capacity
but solely as Trustee


By:                                OR
    ------------------------------
          Authorized Officer


                                                     -------------------------
                                                     Authenticating Agent for
                                                       the Trustee


                                                     By:
                                                        ----------------------
                                                           Authorized Officer

                                                                       EXHIBIT B

                     FORM OF ANNUAL SERVICER'S CERTIFICATE

         (As required to be delivered on or before December 31 of each calendar year beginning with December 31, 1995 pursuant to
              Section 3.06 of the Pooling and Servicing Agreement)

                              Geneva Steel Company

                  -------------------------------------------

                  GENEVA STEEL TRADE RECEIVABLES MASTER TRUST

                  -------------------------------------------

         The undersigned, chief financial officer of Geneva Steel Company ("Geneva Steel"), as Servicer, pursuant to the Pooling and Servicing Agreement, dated as of November 4, 1994 (as modified, amended supplemented or restated from time to time, the "Agreement"), by and among Geneva Steel Funding Corporation, as transferor, Geneva Steel, as servicer, and Bankers Trust Company, as trustee, does hereby certify on behalf of Geneva Steel that:

                          1. Geneva Steel is, as of the date hereof, the Servicer under the Agreement.

                          2. The undersigned chief financial officer is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee, each Rating Agency and any Enhancement Providers.

                          3. A review of the activities of the Servicer during the calendar year ended December 31, ____, and of its performance under the Agreement was conducted under my supervision.

                          4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                          5. The following is a description of each material default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, ____, which sets forth in detail the (a) nature of such material default, (b) the action taken by the Servicer, if any, to remedy each such material default and (c) the current status of each such default: [If applicable, insert "None."]

         Capitalized terms used but not defined herein are used as defined in the Agreement.

         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on behalf of Geneva Steel this _____ day of ______________, ____.




                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C


                 FORM OF GENEVA STEEL COLLECTION ACCOUNT LETTER


                     [Geneva Steel Collection Account Bank]





                               Re:  Lock Box Nos.
                                    Lock Box Account No.


Ladies and Gentlemen:

         We hereby notify you that we have transferred exclusive ownership and control of our lock-box numbers (the "Lock-Boxes") and the corresponding
lock-box account no.       (the "Lock-Box Account") maintained with [Geneva
Steel Collection Account Bank] to Bankers Trust Company, as trustee for the Geneva Steel Trade Receivables Master Trust, established pursuant to a Pooling and Servicing Agreement, dated as of November 4, 1994, among Geneva Steel Funding Corporation ("GSFC"), as transferor, Geneva Steel Company ("Geneva Steel"), as Servicer, and Bankers Trust Company, as trustee (the "Trustee").

         We hereby irrevocably instruct you to collect the monies, checks, instruments and other items of payment mailed to the Lock-Boxes and deposit into the Lock-Box Account all monies, checks, instruments and other items of payment (unless otherwise instructed by the Trustee), and to make all payments to be made by you out of or in connection with the Lock-Box Account directly to the Geneva Steel Trade Receivables Master Trust Concentration Account, account
no.           , such account being in the name of the Trustee at [Concentration
Account Bank], Attention: ___________________, for the account of the Trustee. Anything in this letter agreement to the contrary notwithstanding, we and the Trustee understand and agree that you will make the proceeds of items deposited into the Lock-Box account available for withdrawal in accordance with your applicable availability schedule(s) in effect from time to time.

         We also hereby notify you that the Trustee shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Boxes and the Lock-Box Account, including without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Boxes and the Lock-Box Account. The monies, checks, instruments and other items of payment mailed to the Lock-Boxes and the funds deposited into the Lock-Box Account will not be subject to deduction, set off, banker's lien, or any other right in favor of any person other than the Trustee; provided, however, that you may deduct from or set-off against amounts from time to time in the Lock-Box Account (i) your usual and customary costs and expenses in respect of interest on overdrafts and any return items, and your usual and customary fees and expenses associated with any such return item, overdraft and/or the maintenance of the Lock-Box Account or any related lock-box and (ii) the face amount (or portion thereof) of any check, instrument or other item which was deposited in the Lock-Box Account and which has been returned unpaid for reasons of insufficient funds or has otherwise not been collected. You hereby acknowledge and agree that all such interest costs, fees and expenses shall be for the account of Geneva Steel and in the event the amounts in the Lock-Box Account are insufficient to reimburse you for the same, Geneva Steel agrees to reimburse you for such interest, costs, fees and/or expenses immediately upon your demand therefor in immediately available funds. In the event Geneva Steel fails to reimburse you as set forth above, you may so notify the Trustee and the Trustee may, but shall have no obligation to, pay the same.

         You shall not be liable to either us or the Trustee, directly or indirectly, for any damages arising out of your provision of services pursuant to this letter agreement, other than damages arising as a result of your negligence or willful misconduct, and in no event shall you be liable for any consequential, indirect or special damages, even if you have been advised of the possibility of such damages.

         This letter agreement is binding upon us, you and the Trustee and each of our respective successors and assigns and shall inure to the benefit of each of us and our respective successors and assigns. It supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be modified without the prior written consent of the Trustee. This letter agreement may be terminated only as follows: (i) you may terminate this letter agreement and the Lock-Box Account at any time which is thirty (30) days or more after the date you shall have given written notice of such termination to us, GSFC and the Servicer (if other than Geneva Steel), with a copy to the Trustee, and the (ii) the Trustee may terminate this letter agreement and the Lock-Box Account at any time which is thirty (30) days or more after the date the Trustee shall have given written notice of such termination to Geneva Steel, GSFC and the Servicer (if other than Geneva Steel) and you. Notice hereunder shall be delivered to each party hereto (i) in the case of the GSFC, to Geneva Steel Funding Corporation, 10 South Geneva Road, Vineyard, Utah 84058, Attention: Treasurer, (ii) in the case of the Servicer (if the Servicer is Geneva Steel) to Geneva Steel, 10 South Geneva Road, Vineyard, Utah 84058,
Attention:  Chief

Financial Officer, (iii) in the case of the Trustee, to Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York, 10006, Attention:
Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250-6439), and (iv) in the case of the Paying Agent or the Transfer Agent and Registrar, to Bankers Trust Company, Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Group / Structured Finance Team (facsimile: (212) 250-6439), or at such other address or to the attention of such other party as the party to be addressed may specify by written notice delivered to each other party hereto. No termination shall affect or impair any of the agreements, rights or obligations hereunder of any party with respect to any period of time prior to the date of such termination.

         This letter agreement shall be governed by and construed in accordance with the internal law of the State of ______________ and applicable federal law. This letter agreement shall become effective immediately upon being executed by all of the parties hereto.

                                          Very truly yours,

                                          GENEVA STEEL COMPANY



                                          By:
                                             -------------------------
                                             Name:
                                             Title:


Acknowledged and agreed to this
___ day of _____________, 1994

[Geneva Steel Collection Account Bank]



By:
   ----------------------------
   Name:
   Title:

                        ACKNOWLEDGMENT AND AUTHORIZATION

         Bankers Trust Company, as trustee (the "Trustee") for the Geneva Steel Trade Receivables Master Trust, referenced in the attached letter executed by Geneva Steel Company and acknowledged by [Geneva Steel Collection Account Bank] and the Trustee (the "Lock-Box Notice"), hereby acknowledges the transfer of exclusive ownership and control of the "Lock-Boxes" and the "Lock-Box Account", in each case, as defined in and pursuant to the Lock-Box Notice. Pursuant to the second paragraph of the Lock-Box Notice, the Trustee hereby authorizes [Geneva Steel Collection Account Bank] to continue to accept instructions from the Servicer (currently Geneva Steel) for the payment of funds from said Lock-Boxes and Lock-Box Account until the Trustee notifies [Geneva Steel Collection Account Bank] in writing to the contrary.

                                              Very truly yours,

                                              BANKERS TRUST COMPANY,
                                                Not in its individual capacity,
                                                but solely as Trustee



                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

Agreed and Acknowledged:

[Geneva Steel Collection Account Bank]



By:
   ----------------------------
   Name:
   Title:

                                    ANNEX X
                                  DEFINITIONS


                 Whenever used in the Transaction Documents, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                 "Act" shall mean the Securities Act of 1933, as amended from time to time.

                 "Additional Early Amortization Event" shall have the meaning specified in Section 7.01 of each Supplement.

                 "Additional Interest Period" shall have the meaning specified in Section 2.05(d) of the Certificate Purchase Agreement.

                 "Adjusted Eurodollar Rate" shall mean, for each Interest Period, for any Increase, an interest rate per annum equal to the sum of (a) the rate of interest per annum (the "Eurodollar Rate") at which deposits in U.S. Dollars are offered by the principal office in London, England of the Reference Bank to prime banks in the interbank eurodollar market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such Interest Period in an amount approximately equal or comparable to the principal amount of such Increase and for a period equal to such Interest Period plus (b) the remainder obtained by subtracting (i) the Eurodollar Rate for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by the percentage equal to 100% minus the "Eurodollar Reserve Percentage" (as defined below) for such Interest Period. "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "Eurodollar Reserve Percentage" of the Reference Bank for any Interest Period means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be so applicable, the daily average of such percentages for such day) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, the Reference Bank in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time having a term equal to such Interest Period.

                 "Affiliate" shall mean, with respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person and, without limiting the generality of the foregoing, shall be presumed to include (A) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (B) any Person of which such designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" when used with respect to any specified Person shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Aggregate Certificateholders' Interest" shall mean the aggregate of the Certificateholders' Interests for each Series as defined in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Aggregate Liquidity Provider Commitment" shall mean the aggregate of the amount of the Liquidity Provider Commitments which at all times shall equal the Maximum Invested Amount.

                 "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                          (i) the rate of interest announced publicly by the Reference Bank in New York, New York, from time to time as the Reference Bank's base rate; or

                          (ii) 1.50% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three- week moving average being determined weekly on each Monday (or, if any such day is not a Business Day on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Reference Bank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York in Federal Reserve Statistical Release H.15(519) or, if such publication shall be suspended or terminated, on the basis of quotations for the latest three-week average of secondary market morning offering rates received by the Reference Bank from three New York certificate of deposit dealers of recognized standing selected by the

                 Reference Bank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                          (iii) 1.50% percent per annum above the Federal Funds Rate.

                 "Amortization Date" with respect to any Series, shall have the meaning specified in the related Supplement.

                 "Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date, and ending upon the full reduction of the Invested Amount with respect to such Series, all accrued and unpaid Yield thereon and all other amounts due and owing to the Investor Certificateholders under the Transaction Documents.

                 "Bank Rate" for any Interest Period for any Increase means an interest rate per annum equal to the sum of (a) the Adjusted Eurodollar Rate for such Interest Period for such Increase, plus (b) 1.00% per annum; provided, however, that (i) in the case of any Interest Period for any such Increase of one to (and including) thirteen days, or in respect of an Increase the principal balance of which is less than $5,000,000, the "Bank Rate" for such Interest Period for such Increase shall be the Alternate Base Rate in effect on the first day of such Interest Period unless the Certificate Agent and the Transferor agree in writing to a different rate; (ii) if it shall become unlawful for the Reference Bank to obtain funds in the London interbank market in order to purchase, fund or maintain any Increase under the Certificate Purchase Agreement or deposits in dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market, then the "Bank Rate" for any Interest Period for such Increase shall be the Alternate Base Rate in effect from time to time during such Interest Period; and (iii) following the occurrence and during the continuation of an Early Amortization Period, the "Bank Rate" for any Interest Period for such Increase shall be the sum of the applicable interest rate per annum determined pursuant to the provisions set forth above plus 2% per annum.

                 "Beneficiary" shall mean, as of any date of determination, any of the then holders of the Investor Certificates and any Enhancement Provider.

                 "Breakage Costs" shall mean, for each Increase for the Interest Period during which the principal amount for such Increase is reduced and for which the applicable Yield Rate is the CP Rate or a rate calculated on the basis of the Adjusted Eurodollar Rate, the amount, if any, billed by which
(i) the Yield (calculated without taking into account any Breakage Costs) which would have accrued on the reductions of such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, during such Interest Period (as so computed) if such reductions had remained as Increases through the last day of the Interest Period exceeds (ii) the income, if any, received by the Purchaser or a Liquidity Provider funding such Increase or Liquidity Provider Commitment Percentage of such Increase, as applicable, from the Purchaser's or Liquidity Provider's investment of the proceeds of such reductions of such Increase.

                 "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which national banking associations or state banking institutions in New York, New York, Salt Lake City, Utah or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

                 "Canadian Obligors" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Receivable, including any guarantor of such Person's obligations, in the case of any Person who is an individual, who is a citizen and, in the case of any other Person, which is formed, organized or incorporated under the laws of the Commonwealth of Canada or any province of Canada.

                 "Canadian Receivables" shall mean United States dollar denominated accounts receivable generated from sales to Canadian Obligors.

                 "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificate.

                 "Certificate Agent" shall mean Citicorp North America, Inc. in its capacity as agent for CRC and the Liquidity Providers under the Certificate Purchase Agreement.

                 "Certificate Interest" shall mean each participating interest in the Series 1994-1 Certificate acquired by CRC or a Liquidity Provider in connection with the funding of an Increase by CRC or a Liquidity Provider pursuant to Section 2.05 of the Certificate Purchase Agreement.

                 "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement dated November 4, 1994, among the Transferor, the Purchaser, the Liquidity Providers named therein, the Servicer, the Certificate Agent and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Certificate Purchase Price" shall have the meaning specified in Section 2.01 of the Certificate Purchase Agreement.

                 "Certificate Rate" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                 "Certificate Register" shall have the meaning specified in
Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Certificateholder" or "Holder" shall mean the Person in whose name an Investor Certificate or the Transferor Certificate is registered in the Certificate Register.

                 "Certificateholders' Interest" shall have the meaning specified in Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Class" shall mean, with respect to any Series divided into classes, any one of the classes of Investor Certificates of that Series.

                 "Closing Date" shall mean, with respect to any Series, the Closing Date specified in the related Supplement.

                 "Collection Period" shall mean, with respect to any Distribution Date, the calendar month (or, in the case of the calendar month in which any Closing Date occurs, the portion of such calendar month following the Closing Date) immediately preceding the calendar month in which such Distribution Date occurs.

                 "Collections" shall mean (a) all cash payments by or on behalf of the Obligors deposited to any Geneva Steel Collection Account or Concentration Account, or received by the Servicer, in respect of Transferor Receivables in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment, and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including without limitation funds on deposit in the Reserve Accounts) as a result of the investment thereof pursuant to Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account" shall have the meaning specified in
Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Account Bank" shall initially be Bankers Trust Company, and shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Concentration Amount" shall mean as of any date, with respect to each Concentration Limit, the product of (a) such Concentration Limit and
(b) the aggregate amount of Eligible Receivables of a particular Obligor or Obligors held by the Trust as to which such Concentration Limit applies.

                 "Concentration Limit" shall mean, with respect to the following types of Receivables, the percentages of the aggregate amount of Eligible Receivables held by the Trust set forth as follows: (a) Receivables of any single Obligor rated at least "A-1" or its equivalent by each Rating Agency, 6%; (b) Receivables of any single Obligor rated below "A-1", but at least "A-2" or its equivalent by each Rating Agency, 5%; (c) Receivables of any single Obligor rated below "A-2" but at least "A-3" or its equivalent by each Rating Agency, 4%; (d) Receivables of any other single Obligor not rated on its short-term debt, or the Mannesman Receivable, 3%; and (e) if the Commonwealth of Canada sovereign debt rating is less than "AA" (or its equivalent) by each Rating Agency, Receivables of any Canadian Obligor, 3%; provided, however, that the Transferor may adjust the level of any Concentration Limit (i) if such adjustment in and of itself does not cause each Rating Agency, as confirmed in writing by each Rating Agency, to lower or withdraw its rating of any Series of Certificates and (ii) subject to any further conditions specified in any Series Supplement; provided, further, that (A) if two or more Rating Agencies assign different ratings to a single Obligor or the Commonwealth of Canada, as the case may be, the lower of such ratings shall be used to determine the Concentration Limit and (B) if only one Rating Agency rates an Obligor or the Commonwealth of Canada, as the case may be, the rating of such Rating Agency shall be used to determine the Concentration Limit for such Obligor or Canada, as the case may be.

                 "Confidential Information" shall mean, in relation to any Person, any written information delivered or made available by or on behalf of Geneva Steel (or its Affiliates or Subsidiaries) or the Transferor to such Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature, other than information (i) that is or becomes publicly known, or information obtained by the Person from sources other than Geneva Steel or the Transferor, (ii) required to be disclosed (A) by any applicable statute, law, rule or regulation, (B) by any government agency or regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspects of the Person's business or that of its Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Person or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by Geneva Steel or the Transferor, as the case may be, or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Person having a need to know the same, provided that the Person advises such recipient of the confidential nature of the information being disclosed, (iii) any other disclosure authorized by Geneva Steel or the Transferor as the case may be or (iv) disclosure to the other parties to the transactions contemplated by the Pooling and Servicing Agreement.

                 "Contract" shall mean an agreement between Geneva Steel and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise delivered or to be delivered or services performed or to be performed and shall include, as applicable, any invoice related thereto.

                 "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Corporate Trust Office" shall have the meaning specified in
Section 11.16 of the Pooling and Servicing Agreement.

                 "CP Note" shall mean any commercial paper note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate.

                 "CP Note Issuance Fees" shall mean with respect to each issuance of CP Notes, the costs associated with such issuance paid by CRC.

                 "CP Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which CP Notes allocable, in whole or part, by the Certificate Agent and having a term equal to such Interest Period are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent.

                 "CRC" shall mean Corporate Receivables Corporation, a California corporation, including any successors and assigns.

                 "CRC Tranche" shall mean any issuance of Notes the proceeds of which are used by CRC to fund an Increase and which CRC Tranche has the principal amount and, in the case of any Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Interest Period, in each case, as specified by the Transferor pursuant to the Certificate Purchase Agreement.

                 "Credit Policy Manual" shall mean those credit and collection policies and practices of Geneva Steel described in its credit policy manual in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with
Section 3.04(j) of the Pooling and Servicing Agreement.

                 "Cure Funds" shall have the meaning specified in the definition of the term "Cure Period" contained in this Annex X.

                 "Cure Period" shall mean the period beginning on a Pool Non-compliance Date if the Transferor shall begin depositing Collections or funds pro rata to the Reserve Account of each Series on the day collected (all such funds so deposited from time to time by the Transferor being "Cure Funds"), and continuing until the earlier of (a) the date on which the Net Receivables Balance equals at least the Required Net Receivables Balance and
(b) the fifteenth day following the occurrence of such Pool Non-compliance
Date.

                 "Cut-Off Date" shall mean the close of business on the Business Day immediately preceding the Closing Date.

                 "Daily CRC Expense Amount" shall mean with respect to any Collection Period, the Monthly CRC Expense Amount divided by the number of days in such Collection Period.

                 "Daily Report" shall mean, with respect to any Series, the daily report in the form set forth in the related Supplement.

                 "Daily Trust Expense Amount" shall mean with respect to any Collection Period, the Monthly Trust Expense Amount divided by the number of days in such Collection Period.

                 "Default Ratio" shall mean, for any month, the average of the ratios for each of the three most recently ended months (each expressed as a percentage) of (i) aggregate Transferor Receivables (without giving effect to extended debits and credits) that were 121 days past due at the end of each such month plus Transferor Receivables which were charged off as uncollectible during the current month which were less than 150 days past due when charged off to (ii) aggregate Transferor Receivables that were acquired by the Trust during the sixth month preceding such date.

                 "Defaulted Receivable" shall mean a Transferor Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 121 days or more from the original due date for such payment specified in the relevant invoice, and (iii) which, consistent with the Credit Policy Manual, would be written off as uncollectible.

                 "Deposit Date" shall mean each Business Day on which any Collections are deposited in the Concentration Account.

                 "Determination Date" shall mean, with respect to any Distribution Date, the second Business Day preceding such Distribution Date.

                 "Determination Date Certificate" shall mean, with respect to any Determination Date and any Series, a report prepared by a Servicing Officer for such Determination Date as of the end of the immediately preceding month in substantially the form set forth in the related Supplement.

                 "Diluted Receivable" shall mean, that portion of any Eligible Receivable which is either (a) reduced or canceled as a result of (i) any failure by Geneva Steel to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract, (ii) any change in the terms of, or cancellation of, a Contract or any other adjustment by Geneva Steel which reduces the amount payable by the Obligor on the related Receivable or (iii) any setoff in respect of any claim by an Obligor thereof (whether such claim arises out of the same or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof); provided, that Diluted Receivables do not include (x) contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable or (y) any portion of those Receivables for which a production prepayment has been received.

                 "Dilution Ratio" shall mean as of any date, the ratio for the most recently ended month (expressed as a percentage) of (i) the aggregate balance of Transferor Receivables that became Diluted Receivables during such month to (ii) the aggregate balance of all Transferor Receivables acquired by the Trust during the month preceding such date of calculation.

                 "Dilution Volatility Factor" shall mean as of any date a percentage equal to the product of (i) the amount by which (A) the highest Dilution Ratio during the most recently ended twelve-month period exceeds (B) the average of the Dilution Ratios during such twelve-month period and (ii) (A) the highest Dilution Ratio during such twelve-month period divided by (B) the average of the Dilution Ratios during such twelve-month period.

                 "Discount Amount" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Distribution Date" shall mean, with respect to any Collection Period, the fifteenth day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for a Series.

                 "Division" shall mean the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah.

                 "Dollars and $" shall mean lawful money of the United States of America.

                 "Duff & Phelps" shall mean Duff & Phelps Credit Rating Co. or its successor.

                 "Dynamic Loss and Dilution Reserve Percentage" shall mean as of any date of determination the sum of (a) the product of (i) 2.25 times (ii) the average Dilution Ratio during the preceding 12 months times (iii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month, plus (b) the product of the Dilution Volatility Factor times the fraction specified in clause (a)(iii) above, plus (c) the product of (i) 2.25, times (ii) the highest Default Ratio during the preceding 12 months, times (iii) a fraction the numerator of which is the total sales for the past 6 months and the denominator of which is the aggregate outstanding balance of Eligible Receivables as of the end of the most recently ended month.

                 "Early Amortization Event" shall have the meaning specified in
Section 9.01 of the Pooling and Servicing Agreement and with respect to any Series shall also mean any Additional Early Amortization Event specified in the related Supplement.

                 "Early Amortization Period" shall mean, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and in each case ending upon the earlier to occur of (a) the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series and (b) the Termination Date with respect to such Series.

                 "Early Termination" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Effective Period" shall mean the period beginning on the Closing Date and terminating on the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, and (b) the close of business on the Business Day immediately preceding the day on which the Amortization Period for the last outstanding Series begins.

                 "Eligible Institution" shall have the meaning specified in the related Supplement.

                 "Eligible Investments" shall mean book-entry securities entered on the books of the registrar of such security and held in the name or on behalf of the Trustee or negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

                          (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency;

                          (b)     demand deposits, time deposits or
                 certificates of deposit (having original maturities of no more than 270 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks), subject to supervision and examination by Federal or state banking or depository institution authorities, and having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term unsecured debt rating from S&P, Moody's and Duff & Phelps;

                          (c) commercial paper (having original maturities of no more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from S&P, Moody's and Duff & Phelps;

                          (d) investments in no load money market funds having a rating from each rating agency rating such fund in its highest investment category (including funds for which the Trustee or any of its Affiliates is an investment manager or advisor);

                          (e) notes or bankers' acceptances (having original maturities of no more than 270 days) issued by any depository institution or trust company referred to in clause
                 (b) above;

                          (f) Such other investments, so long as they shall be rated by S&P, Moody's and Duff & Phelps as either AAA, Aaa or Duff-1+, as an eligible investment for AAA rated transactions, or in the highest short term rating assigned by each such rating agency; or

                          (g) repurchase agreements secured by other Eligible Investments.

                 "Eligible Receivable" shall mean each Transferor Receivable or portion thereof:

                                  (i)      the Obligor of which is not an
         Affiliate of Geneva Steel or the Transferor;

                                 (ii) as to which, other than as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court, at the time of the Transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto free and clear from Liens except as created under the Transaction Documents, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents) therein (and in the proceeds thereof);

                                (iii) which is not a Defaulted Receivable or a Diluted Receivable;

                                 (iv)      which arose in the ordinary course
         of business of Geneva Steel and is an account receivable representing all or part of the sales price of merchandise, or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

                                  (v)      which is an "account" (within the
         meaning of Section 9-106 of the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created under the Transaction Documents);

                                 (vi)      which is denominated and payable
         only in United States dollars in the United States;

                                (vii)      the Obligor of which is a United
         States or Canadian resident or citizen;

                               (viii) which is the legal and assignable payment obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, morato-rium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                                 (ix)      which was created in material
         compliance with, and which, at the time of the Transfer of such Receivable to the Trust, does not contravene in any material respect, any applicable Requirements of Law, and the Obligor on which is not in violation of any such Requirements of Law in any material respect with respect to such Receivable;

                                  (x)      which satisfies in all material
         respects all applicable requirements of the Credit Policy Manual including, without limitation, payment terms that conform to the provisions of such Credit Policy Manual;

                                 (xi)      with respect to which all material
         consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect;

                                (xii) which is not subject to any specific waiver or modification except for a Receivable which is subject to a waiver or modification as permitted in accordance with the Credit Policy Manual and which waiver or modification is reflected in the Servicer's records and computer files relating thereto;

                               (xiii)      which is not subject to any
         enforceable provision prohibiting the transfer or assignment by Geneva Steel of such payment obligation; and

                                (xiv)      the Obligor of which is not a
         Governmental Authority.

                 "Eligible Servicer" shall mean Geneva Steel, the Trustee or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables, (b) is legally qualified and has the capacity to service the Receivables and (c) has demonstrated the ability to professionally and competently service a portfolio of similar trade receivables with high standards of skill and care.

                 "Enhancement" shall mean the rights and benefits provided to the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any Series or Class to any other Series or Class or of the Transferor's Interest to any Series or Class shall be deemed to be an Enhancement.

                 "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding.

                 "Enhancement Provider" shall mean the Person providing any Enhancement, other than any Certificateholders (including any holder of the Transferor Certificate) the Certificates of which are subordinated to any other Series or Class.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" shall mean any Person who is a member of a group which is under common control with the Transferor, or who together with the Transferor is treated as a single employer within the meaning of Title IV of ERISA.

                 "Expected Final Payment Date" with respect to any Series shall have the meaning specified in the related Supplement.

                 "Extension Term" shall mean, with respect to the term of any Liquidity Provider Commitment, a period of 364 days.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                 "Federal Funds Rate" shall mean, with respect to any day, the rate set forth in H.15(519) for that day opposite the caption "Federal Funds (Effective)". If on any date of determination, such rate is not published in H.15(519), such rate will be the rate set forth in Composite 3:30 P.M. Quotations for U.S. Government Securities for that day under the caption "Federal Funds/Effective Rate". If on any date of determination, the appropriate rate is not published in either H.15(519) or Composite 3:30 P.M. Quotations for U.S. Government Securities, such rate will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City prior to 9:00 A.M., New York City time, on that day.

                 "Fee Letter" shall have the meaning specified in Section 3.01 of the Certificate Purchase Agreement.

                 "Floating Allocation Percentage" with respect to each Series, shall have the meaning specified in the related Supple-ment; provided, however, that the aggregate of the Floating Allocation Percentages of all outstanding Series shall not exceed 100%.

                 "GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                 "Geneva Steel" shall mean Geneva Steel Company, including any successors and assigns.

                 "Geneva Steel Collection Account" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Bank" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Geneva Steel Collection Account Letter" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

                 "Government Receivable" shall mean a receivable with respect to which the Obligor is the federal government of the United States or a political, administrative or regulatory subdivision thereof.

                 "Governmental Authority" shall mean any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                 "GSFC" shall mean, with respect to this Annex X, Geneva Steel Funding Corporation, including any successors and assigns.

                 "Increase" shall mean the Certificate Purchase Price and the amount of each increase in the Invested Amount funded by a CRC Tranche or the Liquidity Providers and paid to GSFC by the Certificate Agent pursuant to the terms of the Certificate Purchase Agreement.

                 "Increase Date" shall have the meaning specified in Section
2.05 of the Certificate Purchase Agreement.

                 "Indemnified Amounts" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Indemnified Party" shall have the meaning specified in
Section 7.03 of the Pooling and Servicing Agreement.

                 "Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse, or any of their successors so long as such successor is one of the six largest national accounting firms, provided, that such firm is independent with respect to the Servicer within the meaning of the Act.

                 "Initial Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

                 "Initial Term" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the Closing Date and ends on November 6, 1995 inclusive.

                 "Insolvency Event" shall mean, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the ordering of the winding-up or liquidation of such Person's business, and, other than in a case in which such proceeding was instituted by an Affiliate of such Person, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Trustee shall have written notice) of its inability to pay its debts generally as they become due.

                 "Interest Period" shall mean, unless otherwise specified in the Supplement relating to any Series, with respect to any Distribution Date except for the initial Distribution Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date, and, in the case of the initial Distribution Date, the period from and including the Closing Date to but excluding such initial Distribution Date.

                 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Inventory Lender" shall mean Citibank USA, Inc. as agent for those certain lenders under the Amended and Restated Revolving Credit Agreement dated as of November 4, 1994 between Geneva Steel, Citibank, N.A. and Citicorp USA, Inc. as agent for various lenders.

                 "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount determined as provided in the related Supplement.

                 "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

                 "Investor Certificate" shall mean any one of the certificates executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

                 "Investor Certificateholder" shall mean the Person in whose name an Investor Certificate is registered in the Certificate Register.

                 "Investor Collections" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other and including a Lien created by PBGC), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, except as may otherwise be imposed as a result of the application of or reference to Octagon in any proceeding before any state or federal court within the tenth federal circuit or the United States Supreme Court.

                 "Liquidity Provider" shall mean the banks party to the Certificate Purchase Agreement as their names appear on the signature page thereof.

                 "Liquidity Provider Commitment" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to fund Increases, including a Term Increase, up to the amount set forth opposite such Liquidity Provider's name on the signature page of the Certificate Purchase Agreement subject to Section 2.04 of that agreement.

                 "Liquidity Provider Commitment Percentage" shall mean, as to any Liquidity Provider at any time, the percentage set forth under the heading "Percentage" opposite its signature line to the Certificate Purchase Agreement, as such percentage may be modified by (a) assignments made from time to time pursuant to Section 6.01 of the Certificate Purchase Agreement or (b) in the case of a defaulting Liquidity Provider, pursuant to Section 2.09 of the Certificate Purchase Agreement.

                 "Loss and Dilution Reserve" shall mean, with respect to any Series, the amount set forth in the related Supplement.

                 "Loss and Dilution Reserve Percentage" shall mean as of any date of determination the greater of (a) the Specified Loss and Dilution Reserve Percentage and (b) the Dynamic Loss and Dilution Reserve Percentage.

                 "Loss to Liquidation Ratio" shall mean as to any date the ratio (expressed as a percentage) calculated by dividing (a) the aggregate Outstanding Balance of all Receivables written off as uncollectible in accordance with the Credit Policy Manual by Geneva Steel during the twelve-month period most recently ended by (b) the aggregate amount of Collections during such twelve-month period.

                 "Majority in Interest" shall mean, with respect to each Series, the Holders of Certificates evidencing more than 50% of the aggregate Certificateholders' Interest in such outstanding Series.

                 "Majority Liquidity Providers" shall mean, at any time, Liquidity Providers whose Liquidity Provider Commitment Percentage aggregates more than 50% of the total amount of all Liquidity Provider Commitment Percentages.

                 "Mannesmann" shall mean Mannesmann Pipe & Steel Corporation, a New York corporation, and any successor thereto.

                 "Mannesmann Receivables" shall mean Receivables in an amount calculated as follows:

                          MOB - PPA

         where:

         MOB     =        the aggregate Outstanding Balance of all Transferor
                          Receivables owing by Mannesmann.

         PPA     =        the aggregate amount received from Mannesmann and
                          shown on the books and records of the Servicer as a production prepayment.

                 "Market Make Whole Premium" with respect to any Series, shall have the meaning specified in the related Supplement, if applicable.

                 "Maximum Invested Amount" shall mean $65,000,000.

                 "Monthly CRC Expense Amount" shall mean with respect to any Collection Period the sum of (a) the fees set forth in the Fee Letter, and (b) all expenses billed during such Collection Period, including, without limitation, any increased costs, Breakage Costs and other expenses payable to the Liquidity Providers.

                 "Monthly Trust Expense Amount" shall mean with respect to any Collection Period the sum of (a) expenses of the Trustee billed during such Collection Period, plus (b) the Series Trustee's Fee, plus (c) the Series Servicing Fee, plus (d) Service Transfer expenses, if any, billed during such Collection Period.

                 "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Transferor or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions at any time within the preceding six years.

                 "Net Receivables Balance" shall mean at any time the excess of
(a) the aggregate Outstanding Balance of Transferor Receivables that are Eligible Receivables over (b) the Overconcentration Amount at such time.

                 "Note" shall mean any commercial paper or other promissory note issued by CRC to fund any Increase the Yield Rate in respect of which shall be determined by reference to the Pool Rate.

                 "Note Dealer Fees" shall mean with respect to each issuance of Notes, the product of (a) the face amount of Notes issued on such day, times
(b) the result obtained by dividing (i) the number of days from the day of issuance through the day on which such Notes mature by (ii) 360 times (c) the per annum rate (adjusted to exclude any fees contained in the CP Rate) charged by the Note dealers from time to time for the issuance of Notes by CRC.

                 "Notices" shall have the meaning specified in Section 13.05(a) of the Pooling and Servicing Agreement.

                 "Obligations" shall mean all obligations of the Transferor and the Servicer to the Trustee, the Trust, the Purchaser, the Liquidity Providers, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

                 "Obligor" shall mean each Person who is obligated to pay for goods or services provided by Geneva Steel which gave rise to a Transferor Receivable, including any guarantor of such Person's obligations.

                 "Octagon" shall mean Octagon Gas Systems v. Rimmer, 995 F.2d 948, cert. denied, 114 S. Ct. 554 (1993).

                 "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate signed by the President, any Vice President, the Chief Financial Officer, the Treasurer or Controller of the Transferor, or of the Servicer, or any Successor Servicer, as the case may be, and delivered to the Trustee.

                 "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall, and which opinion shall, be reasonably acceptable to the Trustee.

                 "Originator" shall mean Geneva Steel, including any successors and assigns.

                 "Outstanding Balance" of any Receivable at any time shall mean the then outstanding principal balance thereof.

                 "Overconcentration Amount" shall mean at any time the sum of the amounts, if any, by which the aggregate Outstanding Balance of Eligible Receivables of the types specified in clauses (a) through (e) of the definition of Concentration Limit owned by the Trust exceeds the aggregate of the respective Concentration Amounts.

                 "Partial Amortization Period" shall mean, with respect to any Series, unless the Transferor shall have initiated a Cure Period or an Early Amortization Period or the Amortization Period shall have commenced prior thereto, the period beginning on a Pool Non-compliance Date and continuing each day thereafter until the earlier of (a) the day on which the Net Receivables Balance shall be equal to or greater than the Required Net Receivables Balance and (b) the fifteenth day following such Pool Non-compliance Date.

                 "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 of the Pooling and Servicing Agreement.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                 "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity of similar nature.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of November 4, 1994, among the Transferor, the Servicer and the Trustee, as amended, supplemented, restated or otherwise modified from time to time.

                 "Pool Non-compliance Date" shall mean any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

                 "Pool Rate" shall mean as to any Interest Period for the CRC Tranche related to an Increase, a rate per annum equal to the weighted average of the rates (or, if such rates are discount rates, the rates determined by converting the discount rates to an interest-bearing equivalent rate per annum) at which Notes allocable, in whole or part, by the Certificate Agent are issued by CRC to fund such Increase through a placement agent or commercial paper dealer selected by the Certificate Agent, as agreed between each such agent or dealer and the Certificate Agent which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Certificate Agent (on behalf of CRC).

                 "Principal Terms" shall mean, with respect to any Series: (a) the name or designation; (b) the Initial Invested Amount or principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to Investor Certificateholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) to the extent applicable, the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (j) the

Series Servicing Fee and the Series Trustee's Fee; (k) the Amortization Date and the Termination Date; and (l) any other terms of such Series.

                 "Purchase Percentage" shall mean initially 94.596%; provided, however, that the Purchase Percentage may change from time to time, based on principles used to establish the initial Purchase Percentage, to reflect (a) historic loss experience of the Transferor's accounts receivable portfolio and the Receivables sold under the Transaction Documents and (b) prevailing interest rates, as agreed upon by the Transferor and the Purchaser. The Purchaser shall notify the Trustee if any change in the Purchase Percentage.

                 "Purchase Price" shall have the meaning specified in Section
2.2 of the Receivables Purchase Agreement.

                 "Purchaser" shall mean CRC, including any of its successors or assigns.

                 "Rating Agency" shall mean each nationally recognized rating agency which, at the request of the Transferor, has rated any Series of Certificates, as set forth in the related Supplement.

                 "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                 "Receivable" shall mean an account receivable shown on the records of Geneva Steel as of the Cut-Off Date, and from time to time thereafter, arising from the sale of merchandise or providing of services by Geneva Steel in the ordinary course of business of Geneva Steel, including without limitation, all monies due or to become due and all Collections and other amounts received from time to time with respect to such Receivable and all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in the Receivables transferred under the Transaction Documents) thereof and "Receivables" shall mean all such Receivables; provided, however, that the term "Receivable" shall not include (i) as of the Cut-Off Date and any subsequent date of Transfer to the Trust, accounts receivable which do not satisfy the conditions of clauses (i), (vi), (vii) and (xiv) of the definition of Eligible Receivable and (ii) any consideration paid or payable by (x) the Transferor or
(y) the Trustee on behalf of the Trust for the purchase of any Receivable, including the Subordinated Loan or any Certificate or any payment on such consideration.

                 "Receivables Purchase Agreement" shall mean the agreement between Geneva Steel and the Transferor, dated as of the date hereof, governing the terms and conditions upon which the Transferor shall acquire the Receivables transferred to the Trustee for the benefit of the Trust on the Closing Date and all Transferor Receivables to be transferred to the Trustee for the benefit of the Trust from time to time thereafter, as the same may from time to time be amended, supplemented, restated or otherwise modified.

                 "Record Date" shall mean, with respect to any Distribution Date, the last day of the preceding calendar month.

                 "Reference Bank" shall mean for purposes of determining the Yield Rate, Citibank, N.A., a national banking association, its successors and assigns.

                 "Regulation D" shall mean Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                 "Regulatory Change" means, relative to any Person:

                 (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                          (i) United States Federal or state law or foreign law applicable to such Person;

                         (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

                        (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Person and affecting the application to such person of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                 (b) any change in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

                 "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA.

                 "Required Net Receivables Balance" shall mean as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, (ii) the aggregate of the Yield Reserves for all outstanding Series and (iii) the Trust Invested Amount (computed as if reduced by (A) the amount of Cure Funds held in the Reserve Account for each Series and
(B) the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to each such Series).

                 "Requirements of Law" shall mean any law, treaty, rule or regulation, or final binding determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

                 "Reserve Account" with respect to each Series shall have the meaning specified in the related Supplement and "Reserve Accounts" shall refer to all the Reserve Accounts established for outstanding Series in accordance with the terms of the related Supplements.

                 "Responsible Officer" shall mean, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, treasurer, assistant treasurer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and (ii) when used with respect to the Transferor or Servicer, any of the President, Chief Executive Officer, Vice President, Secretary, Treasurer, or Chief Financial Officer.

                 "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

                 "S&P" shall mean Standard & Poor's Corporation or Standard & Poor's Ratings Group, as applicable, or the successor of either of them.

                 "Series" shall mean any series of Investor Certificates.

                 "Series Account" shall mean any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor Certificateholders or any Series or Class, as specified in any Supplement.

                 "Series Allocation Percentage" shall mean, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of (a) Invested Amount for such Series (computed as if reduced by the amount of Cure Funds held in the Reserve Account for such Series and by the cumulative amount of funds held in the Concentration Account at such time allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

                 "Series Cut-Off Date" shall mean, with respect to any Series, the date specified as such in the related Supplement.

                 "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.09 of the Pooling and Servicing Agreement and the related Supplement.

                 "Series 1994-1 Supplement" shall mean the Series 1994-1 Supplement dated as of November 4, 1994 to the Pooling and Servicing Agreement, among the Transferor the Servicer and the Trustee as modified, amended, restated or supplemented from time to time.

                 "Series 1994-1 Certificateholder" shall mean the Purchaser, subject to the provisions of Section 2.10 of the Certificate Purchase Agreement.

                 "Series Servicing Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Series Trustee's Fee" shall mean, with respect to any Series, the amount specified in the applicable Supplement.

                 "Service Transfer" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicer" initially shall mean Geneva Steel in its capacity as Servicer pursuant to the Pooling and Servicing Agreement, and after any Service Transfer shall mean the Successor Servicer.

                 "Servicer Default" shall have the meaning specified in Section
10.01 of the Pooling and Servicing Agreement.

                 "Servicing Fee" shall have the meaning specified in Section 3.02(a) of the Pooling and Servicing Agreement.

                 "Servicing Officer" shall mean any officer, employee or other agent of the Servicer who is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                 "Specified Loss and Dilution Reserve Percentage" shall mean the sum of (a) 15% plus (b) the product of (i) the average Dilution Ratio during the preceding 12 months times (ii) a fraction the numerator of which is the total sales for the past month and the denominator of which is the aggregate outstanding balance of Transferor Receivables which are Eligible Receivables as of the end of the most recently ended month.

                 "Subordinated Loan" shall mean the loan, if any, made pursuant to Section 2.2(f) of the Receivables Purchase Agreement.

                 "Subordinated Note" shall mean the subordinated promissory note, due November 4, 2014, by GSFC in favor of Geneva Steel.

                 "Subsidiary" shall mean as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                 "Successor Servicer" shall have the meaning specified in
Section 10.02(a) of the Pooling and Servicing Agreement.

                 "Supplement" shall mean, with respect to any Series, a supplement to the Pooling and Servicing Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI of the Pooling and Servicing Agreement, and all amendments, modifications or supplements to the Pooling and Servicing Agreement.

                 "Supplemental Certificate" shall have the meaning specified in
Section 6.09(c) of the Pooling and Servicing Agreement.

                 "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for federal and Utah (and any other State where substantial servicing activities in respect of Receivables are conducted by the Transferor or the Servicer if there is a substantial change from present servicing activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series or Class as debt, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, (d) in the case of the original issuance of Certificates, the Investor Certificates should properly be characterized as debt for tax purposes, or if not as debt, as an interest in a partnership and not in an association taxable as a corporation and (e) in the case of Section 6.09(b) of the Pooling and Servicing Agreement, the Investor Certificates of the new Series will be characterized as debt.

                 "Term" shall mean with respect to each Liquidity Provider Commitment, the shorter of (a) the Initial Term and each Extension Term and (b) the period ending on the date of expiration of the Aggregate Liquidity Provider Commitment pursuant to Section 2.10 of the Certificate Purchase Agreement.

                 "Term Increase" shall have the meaning specified in Section
2.10 of the Certificate Purchase Agreement.

                 "Termination Date" shall mean, with respect to any Series, the termination date specified in the related Supplement.

                 "Termination Event" shall have the meaning specified in
Article VI of the Receivables Purchase Agreement.

                 "Termination Notice" shall have the meaning specified in
Section 10.01 of the Pooling and Servicing Agreement.

                 "Transaction Documents" shall mean, collectively, the Certificate Purchase Agreement, the Series 1994-1 Certificate, the Pooling and Servicing Agreement, the Receivables Purchase Agreement, the Series 1994-1 Supplement, the Articles or Certificate of Incorporation and the By-Laws of the Servicer and GSFC, respectively, and any other agreement or instrument related or delivered pursuant to any of the foregoing documents.

                 "Transfer" shall have the meanings specified in Section 2.01 of the Pooling and Servicing Agreement, it being understood that the date of Transfer of any Receivable or other Trust Asset shall be the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the Receivables Purchase Agreement.

                 "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03(a) of the Pooling and Servicing Agreement.

                 "Transferor" shall mean GSFC, as transferor under the Pooling and Servicing Agreement, including any successors and assigns.

                 "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A to the Pooling and Servicing Agreement

                 "Transferor Collections" shall mean, with respect to any date, that portion of the Collections deposited to the Concentration Account equal to the product of (i) the Transferor Percentage on such date multiplied by (ii) the aggregate amount of such Collections.

                 "Transferor Interest" shall have the meaning specified in
Section 4.01(a) of the Pooling and Servicing Agreement.

                 "Transferor Percentage" shall mean at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

                 "Transferor Receivable" shall mean a Receivable acquired by the Transferor pursuant to the Receivables Purchase Agreement other than those reconveyed by the Transferor pursuant to Section 4.2 of the Receivables Purchase Agreement except to the extent such Receivable is reacquired by the Transferor.

                 "Transferor's Account" shall mean the special account (account
number      ), under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at the office of Bankers Trust Company in New York, New York, or such other account at such other bank, under the dominion and control of the Transferor, as Transferor may designate for such purpose from time to time.

                 "Trust" shall mean the Geneva Steel Trade Receivables Master Trust created by the Pooling and Servicing Agreement.

                 "Trust Assets" shall have the meaning specified in Section
2.01 of the Pooling and Servicing Agreement.

                 "Trust Invested Amount" shall mean at any time the sum of the Invested Amounts for all outstanding Series at such time.

                 "Trust Partial Amortization Amount" shall mean, with respect to any date of determination during a Partial Amortiza-tion Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

                 "Trustee" shall mean Bankers Trust Company, solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                 "Trustee's Account" with respect to each Series, shall have the meaning specified in the related Supplement.

                 "Trustee's Fee" shall have the meaning specified in Section
11.05 of the Pooling and Servicing Agreement.

                 "Turnover Rate" shall mean for any date the average of the percentage equivalent of a fraction for each of the three most recently ended months the numerator of which is the Net Receivables Balance as of the last day of each such month and the denominator of which is the aggregate balance of Receivables transferred to the Trust during each such month; provided, however, that with respect to any such months, or portion thereof, occurring prior to the Closing Date, the denominator of such fraction shall be the aggregate balance of Receivables originated by Geneva Steel during such month or portion thereof.

                 "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

                 "Undivided Fractional Interest" with respect to each Series shall have the meaning specified in the related Supplement.

                 "Weighted Average Term" shall mean, as of any date, a fraction the numerator of which is the aggregate of the product for each Receivable sold to the Trust during the preceding month of (i) the outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust) multiplied by (ii) the payment term (in days) for each such Receivable, and the denominator of which is the aggregate outstanding balance of such Receivable (at the time such Receivable is transferred to the Trust).

                 "Yield" shall mean with respect to any Interest Period of an Increase, the sum of (i) the product of (a) the Yield Rate divided by 360, times (b) the amount of such Increase, times (c) the number of days in such Interest Period and (ii) for each Increase the Yield Rate in respect of which shall be determined by reference to the CP Rate, the Note Dealer Fees and any
Note Issuance Fees, if any, incurred with respect to the CRC Tranche related to such Increase.

                 "Yield Rate" shall mean with respect to any Interest Period of an Increase, either (a) the per annum rate of interest borne by the Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the Pool Rate and the per annum rate of interest borne by the CP Notes issued in connection with a CRC Tranche the Yield Rate in respect of which shall be determined by reference to the CP Rate, or, if such Notes or CP Notes are issued at a discount, the per annum rate of interest equivalent of such discount or (b) the Bank Rate.

                 "Yield Reserve" shall mean as of any date two multiplied by the product of (a) the Turnover Rate for such date and (b) the Discount Amount with respect to such date.